Exhibit 10.1

CREDIT AGREEMENT

among

INTERNATIONAL RECTIFIER CORPORATION,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and L/C Issuer,

and

WELLS FARGO SECURITIES, LLC,

as Lead Arranger and Sole Bookrunner

Dated as of October 25, 2012

Page

ARTICLE I.	INTERPRETATION	1

1.01.	Definitions	1

1.02.	GAAP	27

1.03.	Headings	28

1.04.	Plural Terms	28

1.05.	Time	28

1.06.	Governing Law	28

1.07.	Construction	28

1.08.	Entire Agreement	29

1.09.	Calculation of Interest and Fees	29

1.10.	References	29

1.11.	Other Interpretive Provisions	29

1.12.	Rounding	30

ARTICLE II.	CREDIT FACILITY	30

2.01.	Loan Facility	30

2.02.	Letters of Credit	36

2.03.	Swing Line	44

2.04.	Amount Limitations, Commitment Reductions, Etc.	47

2.05.	Fees	48

2.06.	Prepayments	49

2.07.	Other Payment Terms	50

2.08.	Loan Accounts; Notes	52

2.09.	Loan Funding	53

2.10.	Pro Rata Treatment	54

2.11.	Change of Circumstances	55

2.12.	Taxes on Payments	57

2.13.	Funding Loss Indemnification	61

2.14.	Reserved	61

2.15.	Replacement of the Lenders	61

2.16.	Defaulting Lenders	62

ARTICLE III.	CONDITIONS PRECEDENT	65

3.01.	Initial Conditions Precedent	65

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(continued)

Page

3.02.	Conditions Precedent to each Credit Event	65

ARTICLE IV.	REPRESENTATIONS AND WARRANTIES	66

4.01.	Representations and Warranties	66

4.02.	Reaffirmation	73

ARTICLE V.	COVENANTS	73

5.01.	Affirmative Covenants	73

5.02.	Negative Covenants	77

5.03.	Financial Covenants	89

ARTICLE VI.	EVENTS OF DEFAULT	89

6.01.	Events of Default	89

6.02.	Remedies	91

ARTICLE VII.	ADMINISTRATIVE AGENT AND RELATIONS AMONG LENDERS	93

7.01.	Appointment, Powers and Immunities	93

7.02.	Reliance by the Administrative Agent	94

7.03.	Defaults	94

7.04.	Indemnification	95

7.05.	Non-Reliance	95

7.06.	Resignation of the Administrative Agent	96

7.07.	Reserved	96

7.08.	Performance of Conditions	96

7.09.	The Administrative Agent in its Individual Capacity; Other Relationships	96

7.10.	Lender Rate Contracts/Lender Bank Products	97

7.11.	Administrative Agent May File Proofs of Claim	97

ARTICLE VIII.	MISCELLANEOUS	97

8.01.	Notices	97

8.02.	Expenses	100

8.03.	Indemnification	100

8.04.	Waivers; Amendments	101

8.05.	Successors and Assigns	104

8.06.	Setoffs By Lenders	109

8.07.	No Third Party Rights	110

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(continued)

Page

8.08.	Partial Invalidity	110

8.09.	Jury Trial	110

8.10.	Confidentiality	110

8.11.	Counterparts	111

8.12.	Consent to Jurisdiction	111

8.13.	Relationship of Parties	111

8.14.	Reserved	112

8.15.	Waiver of Punitive Damages	112

8.16.	Patriot Act	112

8.17.	Clarification	112

8.18.	Release of Guarantors	112

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SCHEDULES

SCHEDULE I -		THE LENDERS
SCHEDULE 3.01	-	CONDITIONS PRECEDENT
SCHEDULE 4.01(G)	-	LITIGATION
SCHEDULE 4.01(H)	-	REAL PROPERTY
SCHEDULE 4.01(K)	-	MULTIEMPLOYER PLANS
SCHEDULE 4.01(O)	-	SUBSIDIARIES
SCHEDULE 4.01(U)	-	INSURANCE
SCHEDULE 4.01(Y)	-	FISCAL QUARTERS AND FISCAL YEARS
SCHEDULE 5.02(A)	-	EXISTING INDEBTEDNESS
SCHEDULE 5.02(B)	-	EXISTING LIENS
SCHEDULE 5.02(E)	-	EXISTING INVESTMENTS
SCHEDULE 5.02(J)	-	AGREEMENTS WITH AFFILIATES, ETC.

EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	NOTICE OF SWING LOAN BORROWING
EXHIBIT E	REVOLVING LOAN NOTE
EXHIBIT F	SWING LOAN NOTE
EXHIBIT G	ASSIGNMENT AGREEMENT
EXHIBIT H	COMPLIANCE CERTIFICATE
EXHIBIT I	NON-BANK CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of October 25, 2012, is entered into by and among: (1) INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Borrower”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, Swing Line Lender and L/C Issuer.  Wells Fargo Securities, LLC has been given the title of sole lead arranger and sole bookrunner in connection with this Agreement (in such capacity, the “Lead Arranger”).

RECITALS

A.        The Borrower has requested that the Lenders provide the credit facility set forth in this Agreement to the Borrower.

B.         The Lenders are willing to provide such credit facility upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. INTERPRETATION.

1.01.    Definitions.  Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Closing Date.

“Acquired Portion” shall have the meaning given to that term in Section 2.01(b)(v).

“Administrative Agent” shall mean Wells Fargo, in its capacity as administrative agent under any of the Credit Documents, and any successor Administrative Agent appointed pursuant to Section 7.06.  In such capacity, Wells Fargo is also acting as agent for the Lender Rate Contract Counterparties and Lender Bank Product Providers for purposes of the Guaranty.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, twenty percent (20%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Borrower Party for purposes of this Agreement.  For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement.

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Loans, its Euro-Dollar Lending Office.

“Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid.  The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Available Liquidity” shall mean, at any time, the sum of the following at such time, without duplication: (i) the Unused Revolving Commitment, (ii) cash and any securities described in the Investment Policy that mature within one year (measured as of such time) of the Borrower Parties and (iii) up to $50,000,000 of Long Term Investments of the Borrower Parties.

“Base Rate” shall mean, on any day, the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus one-half percent (0.50%) and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus one percent (1.00%).  As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient of (i) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve Requirement in effect on such day.  If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/8 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.

“Base Rate Loan” shall mean, at any time, a Loan which then bears interest as provided in clause (i) of Section 2.01(d).

“Borrower” shall have the meaning given to such term in clause (1) of the introductory paragraph hereof.

“Borrower Parties” shall mean, collectively, the Borrower and its Subsidiaries.

“Borrowing” shall mean a Revolving Loan Borrowing or Swing Loan Borrowing, as the context may require.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a LIBOR Loan, dealings in Dollar deposits are carried out in the London interbank market.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets), excluding in each case any such expenditure (i) made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation awards (or payments in lieu thereof) or damage recovery proceeds relating to any such damage, loss, destruction or condemnation or (ii) made by any Borrower Party as payment of the consideration for (and transaction expenses incurred in connection with) a Permitted Acquisition.

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for its own benefit and for the benefit of the L/C Issuer and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Defaulting Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations or obligations of a Defaulting Lender, as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have a corresponding meaning.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a)        The acquisition after the Closing Date of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Securities representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower, or

(b)        The occupation after the Closing Date of a majority of the seats (other than vacant seats) on the board of directors or other governing body of the Borrower by persons who were neither (i) nominated by the board of directors or other governing body of the Borrower nor (ii) appointed by directors or members of such other governing body so nominated, or

(c)        A “change of control” or “change in control” or any similar term as defined in any document governing Indebtedness of the Borrower (including Guaranty Obligations of the Borrower) with a principal amount in excess of $10,000,000 which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof or the right to require the Borrower to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.

“Change of Law”  shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the Business Day on which the Administrative Agent has delivered written notice to the parties that this Agreement is effective as described in Section 3.01 hereof.

“Commercial Letter of Credit” shall mean any documentary letter of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Commission” means the Securities and Exchange Commission (or any successor agency thereto).

“Commitment” shall mean a Revolving Loan Commitment.

“Commitment Fees” shall have the meaning given to that term in Section 2.05(b).

“Commitment Fee Percentage” shall mean, with respect to the Commitments at any time, the per annum percentage which is used to calculate Commitment Fees for such Commitments determined pursuant to the Pricing Grid.

“Communications” shall have the meaning set forth in Section 8.01(b).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Borrower Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Borrower Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known on a non-confidential basis to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Borrower Party or (d) constitutes Financial Statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that

Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture unless such partner or joint venturer has no liability for the debts and obligations of such partnership or joint venture, (iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person.  The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis (if the counterparty to such Rate Contract is not a debtor in an insolvency proceeding, after taking into account all legally enforceable netting agreements).

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any material portion of its Property is bound.

“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, the Fee Letter, and all other documents, instruments and agreements delivered to the Administrative Agent, the Lead Arranger or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time, but excluding any Lender Rate Contracts and any documentation for Lender Bank Products.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) or the making of an L/C Credit Extension.  “Credit Event” shall not include the conversion of any Loan or the selection of a new Interest Period for any LIBOR Loan.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” shall have the meaning given to that term in Section 2.01(b)(v).

“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swing Line Lender and each Lender.

“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Disqualified Securities” shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days following the date of payment and satisfaction in full of the Obligations, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Security referred to in (a) above, in each case at any time on or prior to the date that is 91 days following the date of payment and satisfaction in full of the Obligations, or (c) is entitled to receive a cash Distribution (other than for taxes attributable to the operations of the business) or a Distribution of Disqualified Securities on or prior to the date that is 91 days following the date of payment and satisfaction in full of the Obligations.

“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Person), but excluding distributions or dividends payable by a Person solely in membership interests or shares of common stock or any warrants, options or other rights to acquire the same of such Person.

“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans will thereafter be made.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary of the Borrower that is not a Foreign Subsidiary.

“EBITDA” shall mean, for any period, (a) Net Income for such period, plus (b) to the extent deducted in determining such Net Income for such period, the sum of the following for such period (without duplication): (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) non-cash charges and expenses related to stock-based compensation for such period, (v) in-process research and development charges and expenses with respect to Permitted Acquisitions for such period incurred in accordance with Financial Accounting Standards Board Statement No. 141, (vi) extraordinary non-cash charges and expenses and for such period and (vii) non-recurring non-cash charges and expenses (including in respect of restructurings, facilities closings or other similar actions for such period) (it being understood and agreed that, for the avoidance of doubt, multiple restructuring or impairment charges shall not constitute a recurring event), and minus (c) to the extent added in determining such Net Income for such period, the sum of the following for such period (without duplication): (i) interest income for such period, (ii) the aggregate amount of extraordinary non-cash income and gains and non-recurring non-cash income and gains during such period and (iii) any cash payment in respect of charges and expenses that have been added to EBITDA pursuant to clause (b)(vii) above in any prior period.

Pro forma credit shall be given for an Acquired Person’s EBITDA as if owned on the first day of the applicable period; companies (or identifiable business units or divisions) sold, transferred or otherwise disposed of during any period will be treated as if not owned during the entire applicable period.

“Effective Amount” shall mean (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (A) any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans and (B) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (1) any Defaulting Lender or (2) without the prior written consent of all the Lenders, any Borrower Party or any Affiliate of a Borrower Party or any natural person.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Borrower Party, (b) arising from any investigation, proceeding or remediation of any location at which any Borrower Party or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Borrower Party or with respect to any real property owned or used by any Borrower Party.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and safety (to the extent relating to exposure to Hazardous Materials) and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Borrower Party under Sections 414(b) and (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Borrower Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which could constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that a Pension Plan is considered an at-risk plan or a plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the IRC or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower Party or any ERISA Affiliate; (i)  any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the IRC or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived; or (j) the filing pursuant to Section 412 of the IRC or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430(j) of the IRC with respect to any Pension Plan or the failure by any Borrower Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan.

“Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s LIBOR Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans will thereafter be made.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Excluded Subsidiary” shall mean (i) any Joint Venture permitted under Section 5.02(o), (ii) so long as such Subsidiary is dissolved or otherwise ceases to exist within sixty (60) days after the date hereof and all its assets are transferred to a Loan Party concurrently therewith or prior thereto, IRC Acquisition Corp. and ChiL Securities Corporation, (iii) so long as its net assets are less than $2,000,000, R Labco, Inc. and (iv) any entity that is directly owned by the Borrower or any Domestic Subsidiary of the Borrower substantially all of the assets of which are capital stock of one or more controlled foreign corporations within the meaning of Section 957 of the IRC, if the Borrower in good faith determines that the guaranty of the Loans by such entity would be reasonably likely to cause material adverse tax consequences to the Borrower or any Domestic Subsidiary of the Borrower.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.15) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.12(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” shall mean sections 1471 through 1474 of the IRC as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any regulations thereunder and official interpretations thereof and any agreements entered pursuant to Section 1471(b)(1) of the IRC.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean, collectively, (a) the letter agreement dated as of August 3, 2012, among the Borrower, the Lead Arranger and the Administrative Agent regarding certain fees payable to the Lead Arranger and the Administrative Agent as expressly indicated therein and (b) any other fee letter, mandate letter or commitment letter executed after the Closing Date by one or more Loan Parties and the Administrative Agent and/or the Lead Arranger in connection with this Agreement.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements, all prepared in reasonable detail and in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes in the case of interim financial statements).

“Foreign Lender” shall have the meaning given to that term in Section 2.12(e)(ii)(B).

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Borrower Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” shall mean (x) each direct or indirect Subsidiary of the Borrower which is organized in a jurisdiction other than the United States or any state thereof and (y) any Subsidiary thereof.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans, other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

“Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority and any supra-national bodies such as the European Union.

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability or licensing, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its Property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, legally binding guideline or policy or similar form of decision of any Governmental Authority.

“Guaranteed Obligations” shall have the meaning given to that term in the Guaranty.

“Guarantor” shall mean each now existing or hereafter acquired or created direct or indirect wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) which becomes a party to the Guaranty.

“Guaranty” shall mean the Guaranty Agreement, dated as of the date hereof, among each direct or indirect wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) party thereto.

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“Increase Effective Date” shall have the meaning given to that term in Section 2.01(b)(iv).

“Increasing Lenders” shall have the meaning given to that term in Section 2.01(b)(i).

“Indebtedness” of any Person shall mean, without duplication:

(a)        All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b)        All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for trade accounts payable; provided that (A) such trade accounts payable arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due;

(c)        All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or the lender under such agreement in the event of default are limited solely to repossession or sale of such property);

(d)        All obligations of such Person as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing;

(e)        All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f)         All obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person;

(g)        All Contingent Obligations of such Person;

(h)        All Disqualified Securities of such Person;

(i)         With respect to any terminated Rate Contracts, the Termination Value thereof (as calculated pursuant to clause (a) of the definition of “Termination Value”);

(j)         All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;

(k)        All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (j) above; and

(l)         All obligations of other Persons (“primary obligors”) of the types described in clauses (a) - (k) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (l), the amount of the Indebtedness of such Person shall be deemed to be the lesser of (x) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) the property of such Person and (y) the value of such property).

To the extent not included above, “Indebtedness” shall include all Obligations.

“Indemnifiable Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Interest Coverage Ratio” shall mean, as at any date of determination, with respect to the Borrower Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date (a) EBITDA for such period divided by (b) Interest Expense for such period.

“Interest Expense” shall mean, for any period, the sum, for the Borrower Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any Person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period to the extent treated as interest expense under GAAP.

“Interest Period” shall mean, with respect to any LIBOR Loan, the time periods selected by the Borrower pursuant to Section 2.01(c) or Section 2.01(e) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including (x) any Guaranty Obligations of such Person with respect to any obligations of any other Person and (y) any payments made by such Person on account of obligations of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than any Borrower Party) which are current assets and arose from sales or rentals of inventory in the ordinary course of such Person’s business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.

“Investment Policy” shall mean the Borrower Parties’ investment policy in effect as of August 3, 2012, with such changes thereto as approved by the Administrative Agent, which approval shall be given unless the Administrative Agent believes in good faith that any such change could reasonably be expected to adversely affect the Lenders’ view of the creditworthiness of the Borrower Parties.

“IRC” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“ISP” shall have the meaning given to that term in Section 2.02(h)(i).

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership, other entity or other legal arrangement (whether created pursuant to a contract or conducted through a separate legal entity) owned by a Borrower Party and one or more other Persons who are not Borrower Parties.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s payment or participation in any L/C Borrowing in accordance with its L/C Risk Participation therein.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“L/C Risk Participation” shall mean, with respect to any Lender and any Letter of Credit as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of the L/C Obligation attributable to such Letter of Credit outstanding at such time that have been reallocated to such Lender pursuant to Section 2.16(a)(iv).

“Lead Arranger” shall have the meaning given to such term in the introductory paragraph hereto.  Except as expressly set forth in Sections 8.02, 8.03 and 8.04(f), the capacity of the Lead Arranger is titular in nature, and Wells Fargo Securities, LLC shall have no special rights or obligations over those of a Lender by reason thereof.

“Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and Swing Line Lender.

“Lender Bank Product Provider” shall mean any Lender or Affiliate of a Lender which provides one or more Lender Bank Products.

“Lender Bank Products” shall mean each and any of the following types of services or facilities extended to any Loan Party by any Lender Bank Product Provider: (a) commercial credit cards; (b) cash management services (including treasury management services, daylight overdrafts, multicurrency accounts, foreign cash letters, merchant card services, controlled disbursement services, ACH transactions, and interstate depository network services), and (c) returned items and foreign exchange services and facilities.

“Lender Parties” shall mean, collectively, the Lenders, the Lead Arranger, the Lender Rate Contract Counterparties, the Lender Bank Product Providers and the Administrative Agent.

“Lender Rate Contract(s)” shall mean one or more Rate Contracts between any Loan Party and one or more Lender Rate Contract Counterparties with respect to the Indebtedness evidenced by this Agreement, on terms acceptable to such Loan Party and such Lender Rate Contract Counterparty that is a party to such Rate Contract.

“Lender Rate Contract Counterparty” shall mean any Lender or Affiliate of a Lender which enters into a Lender Rate Contract.

“Letter of Credit” shall mean any letter of credit issued hereunder.  A Letter of Credit may be a Commercial Letter of Credit or a Standby Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is thirty days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and (b) the Total Revolving Loan Commitment.  The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(d).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/8 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent at or about 11:00 a.m., London time (or as soon thereafter as practicable) on the second Business Day prior to the first day of such Interest Period (for delivery on the first day of such interest period) for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time.  If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/8 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate per annum at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 11:00 a.m. London time (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent as part of such Borrowing.  The LIBOR Rate shall be adjusted automatically as to all LIBOR Loans then outstanding as of the effective date of any change in the Reserve Requirement.

“Lien” shall mean, with respect to any Property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such Property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan or a Swing Line Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean, collectively, the Borrower and the Guarantors.

“Long Term Investments” shall mean direct obligations of, or obligations the principal and interest of which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within 2.75 years from the date of acquisition thereof.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean (a) a material adverse change in, or material adverse effect on, the business, operations, condition (financial or otherwise), assets, properties or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole, (b) a material impairment of the ability of the Borrower Parties (taken as a whole) to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty and the other Credit Documents; (c) a material adverse effect on (i) the rights and remedies of the Administrative Agent or any Lender under this Agreement or (ii) the material rights and remedies of the Administrative Agent or any Lender under any other Credit Document or any related document, instrument or agreement; or (d) a material adverse effect on the validity or enforceability of any material provision of the Credit Documents.

“Material Contract” shall mean any agreement to which any Borrower Party is a party (other than the Credit Documents) with respect to which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Documents” shall mean (i) the Organizational Documents of the Loan Parties and (ii) the Material Contracts.

“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean October 25, 2016.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate, or during the preceding five years, has been maintained or contributed to by a Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on any Borrower Party that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

“Net Income” shall mean with respect to any fiscal period, the net income of the Borrower Parties for such period determined on a consolidated basis in accordance with GAAP, consistently applied.

“New Lender” shall have the meaning given to that term in Section 2.01(b)(ii).

“Non-Bank Certificate” shall have the meaning given to that term in Section 2.12(e).

“Non-Bank Lender” shall have the meaning given to that term in Section 2.12(e).

“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Note” shall mean a Revolving Loan Note or a Swing Loan Note.

“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Loan Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).

“Notice of Swing Loan Borrowing” shall mean a notice of a Swing Loan Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower to the Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder.

“Organizational Documents” shall mean, with respect to any Person, collectively, (a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, other than any such Taxes that are Other Connection Taxes arising due to an assignment or a sale of participations pursuant to Section 8.05 (other than an assignment or participation pursuant to Section 2.15).

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Participant Register” shall have the meaning given to that term in Section 8.05(b).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the IRC and is sponsored or maintained by a Borrower Party or any ERISA Affiliate or to which a Borrower Party or any ERISA Affiliate contributes or has any obligation under.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(ii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness incurred by any Borrower Party, any other Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund such Indebtedness (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount of any such other Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such other Indebtedness (including maturity, redemption, prepayment, default and subordination provisions, but excluding interest rate, yield, pricing and fees) are no less favorable to such Borrower Party and the Lenders, taken as a whole, than the Indebtedness being refinanced.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning set forth in Section 8.01(b).

“Pricing Grid” shall mean,

Pricing Grid
Tier	Total Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	> 1.50	1.75%	0.75%	0.35%

II	> 1.00 but < 1.50	1.50%	0.50%	0.30%

III	< 1.00	1.25%	0.25%	0.25%

Any increase or decrease in the Applicable Margin and Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iii); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Tier I shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance Certificate in form and substance reasonably acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition.  Notwithstanding anything to the contrary herein, the Applicable Margin and

Commitment Fee Percentage in effect as of the Closing Date shall be set at Tier III until the first adjustment to occur after March 24, 2013.  If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and if correctly reported would have resulted in a higher Applicable Margin or Commitment Fee Percentage, then the Applicable Margin and Commitment Fee Percentage shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable upon demand from the Administrative Agent or any Lender (the Borrower’s obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement).

“Prime Rate” shall mean the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.  Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate occurs.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Change” shall have the meaning given to that term in Section 8.04.

“Proposed Target” shall have the meaning given to that term in Section 5.02(d)(ii).

“Public Lender” shall have the meaning given to that term in Section 5.01(a).

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender.

“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA and applicable regulations thereunder (other than events for which the thirty (30) day notice period has been waived).

“Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time Non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all Non-Defaulting Lenders; provided that for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.

“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan and for any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.  As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to a Borrower Party, the chief executive officer, president, chief operating officer, chief financial officer, vice president of finance or treasurer of such Borrower Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Borrower Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Borrower Party (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer of a Borrower Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Borrower Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Borrower Party.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a)        With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b)        With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Standby Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the Equity Securities having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.  Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of the Borrower.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.03(a).

“Swing Line Settlement Date” shall mean the fifteenth day of each month and the last Business Day of each month.

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $25,000,000 and (b) the Total Revolving Loan Commitment.  The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Swing Loan Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Swing Line Risk Participation” shall mean, with respect to any Revolving Lender and any Swing Line Loan as of any date of determination, the sum of (a) such Lender’s Revolving Proportionate Share of the Effective Amount of such Swing Line Loan outstanding at such time plus (b) the aggregate amount of all Defaulting Lenders’ Revolving Proportionate Shares of the Effective Amount of such Swing Line Loan outstanding at such time that have been reallocated to such Lender pursuant to Section 2.16(a)(iv).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Return” shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes.

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“Total Funded Debt” shall mean all Indebtedness of the Borrower Parties (determined on a consolidated basis without duplication in accordance with GAAP).

“Total Lender Risk Participation” shall mean, with respect to any Revolving Lender as of any date of determination, the sum of (a) such Lender’s L/C Risk Participations in all Letters of Credit outstanding at such time plus (b) such Lender’s Swing Line Risk Participations in all Swing Line Loans outstanding at such time.

“Total Leverage Ratio” shall mean, at any time, the ratio of (a) (i) Total Funded Debt at such time minus (ii) the lesser of (x) $4,000,000 and (y) the aggregate amount of obligations of the Borrower Parties with respect to undrawn letters of credit at such time minus (iii) the lesser of (x) $3,000,000 and (y) the aggregate amount of Contingent Obligations attributable to the acquisition of CHiL Semiconductor Corporation at such time to (b) EBITDA for the four fiscal quarter period most recently ended for which Financial Statements of the Borrower are available.

“Total Revolving Loan Commitment” shall mean, at any time, One Hundred Million Dollars ($100,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.01(b), the amount to which it is increased and in effect at such time.

“Type” shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBOR Rate.

“UCP” shall have the meaning given to that term in Section 2.02(h)(ii).

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

“United States” and “U.S.” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning set forth in Section 2.02(c)(i).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time.  For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

1.02.    GAAP.  Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements referred to in item (d) of Schedule 3.01.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness and other liabilities of the Borrower and the other Borrower Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and, to the extent applicable, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.  If GAAP changes, as applicable, during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Borrower and the Administrative Agent shall negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, (i) until the Borrower, the Required Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP and (ii) the Borrower will provide to Administrative Agent and the Lenders Financial Statements and other documents required under this Agreement or as reasonably requested under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding the foregoing or anything to the contrary in this Agreement or any of the other Credit Documents, if during the term of this Agreement there is any change in GAAP relating to whether a lease is treated as an operating lease or a Capital Lease, the determination of whether a lease is an operating lease or a Capital Lease shall be determined in accordance with GAAP as in effect immediately prior to such change in GAAP, and all covenants and components thereof shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP.

1.03.    Headings.  The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04.    Plural Terms.  All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05.    Time.  All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

1.06.    Governing Law.  This Agreement and, unless otherwise expressly provided in any such Credit Document, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.  The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07.    Construction.  This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent and their respective counsel.  Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender or the Administrative Agent.

1.08.    Entire Agreement.  This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including the commitment letter dated as of August 3, 2012 among the Borrower, the Administrative Agent and the Lead Arranger but excluding the Fee Letter.

1.09.    Calculation of Interest and Fees.  All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10.    References.

(a)        References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b)        References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.

(c)        References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, restated, modified, codified or reenacted from time to time and in effect at any given time.

(d)        References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11.    Other Interpretive Provisions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be.  The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive.  In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12.    Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

ARTICLE II. CREDIT FACILITY.

2.01.    Loan Facility.

(a)        Revolving Loan Availability.  On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Total Lender Risk Participation at any time shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time.  All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing.  Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(b)        Optional Increases.

(i)         On the terms and subject to the conditions set forth below, Borrower may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

(A)       after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment shall not exceed $25,000,000;

(B)       all required third party consents and approvals shall have been obtained;

(C)       prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.04(a);

(D)       each such increase in the Total Revolving Loan Commitment shall be in a minimum amount of $5,000,000;

(E)                             there shall be no more than three (3) increases in the Total Revolving Loan Commitment pursuant to this Section 2.01(b);

(F)                             the Administrative Agent shall have received a Compliance Certificate evidencing pro forma compliance with each of the financial covenants in Section 5.03 after giving effect to any additional Loans incurred in connection with the requested increase;

(G)                           no Default shall have occurred and be continuing or shall occur as a result of such increase; and

(H)                           the Borrower and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment, new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by the Borrower and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.01(b) shall be submitted by the Borrower to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase (and whether such increase shall be an increase in the Total Revolving Loan Commitment) and be accompanied by a certificate of a Responsible Officer stating that no Default exists or will occur as a result of such increase.  If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of Borrower) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees.  No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment.  Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.01(b)(i).  No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

(ii)                                Each Increasing Lender shall, no later than ten (10) days (or such longer period as may be agreed by the Borrower) after the Borrower has submitted its request under Section 2.01(b)(i), after the Borrower has submitted its request under Section 2.01(b)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer; provided that if any Lender does not specify such an increase amount within the time period set forth above, such Lender shall be deemed to not have offered an increase to its Commitment.  To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrower may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.01(b)(ii)

(each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment.  The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection with any such increase as set forth in the Fee Letter.  The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii)                             Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent.  Each New Lender shall provide the documentation required by Section 2.12(e).

(iv)                            Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by the Borrower shall be effective as of the date proposed by the Borrower (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments plus (ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by the Borrower and the Administrative Agent pursuant to the last sentence of Section 2.01(b)(ii).

(v)                               On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.01(b)(ii).  Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.01(b)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date.  Such assignment and acquisition shall be effective on the Increase Effective

Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 noon on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date).  Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion.  The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi)                            To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.01(b)(v) above are LIBOR Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.13 (as if Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

(c)                               Notice of Loan Borrowing.  The Borrower shall request each Revolving Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed, which specifies, among other things:

(i)                                   The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of $250,000 or an integral multiple of $250,000 in excess thereof;

(ii)                                Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iii)                             If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Periods selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(f); and

(iv)                            The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrower shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than (1) 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans (provided that such notice period shall be reduced to two (2) Business Days if agreed to by all of the Lenders) and (2) 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan

Borrowing consisting of Base Rate Loans.  Each Notice of Loan Borrowing shall be delivered by facsimile or by e-mail containing a PDF of such signed and completed Notice of Loan Borrowing to the Administrative Agent at the facsimile number or e-mail address, as the case may be, and during the hours specified in Section 8.01.  The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing.  Notwithstanding the foregoing, the Loans advanced on the Closing Date, if any, shall be Base Rate Loans.

(d)                              Interest Rates.  The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i)                                   During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

(ii)                                During such periods as such Loan is a LIBOR Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates.  The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed six in the aggregate at any time.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Borrower shall pay interest on the unpaid principal amount of each Revolving Loan in accordance with Section 2.07(c) to the extent the Default Rate is in effect as described therein.

(e)                               Conversion of Loans.  Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that any conversion shall be in the amount of $250,000 or an integral multiple of $250,000 in excess thereof; provided, further, that (i) no Base Rate Loan may be converted into a LIBOR Loan after the occurrence and during the continuance of an Event of Default and (ii) any conversion of a LIBOR Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13.  The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed, which specifies, among other things:

(i)                                   The Revolving Loan Borrowing which is to be converted;

(ii)                                The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;

(iii)                             If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Loans, the initial Interest Period selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(f), as applicable; and

(iv)                            The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan into a LIBOR Loan or at least one (1) Business Day before the date of the requested conversion of a LIBOR Loan into a Base Rate Loan.  Each Notice of Conversion shall be delivered by facsimile or by e-mail containing a PDF of such signed and completed Notice of Conversion to the Administrative Agent at the facsimile number or e-mail address and during the hours specified in Section 8.01.  The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.

(f)                                  LIBOR Loan Interest Periods.

(i)                                   The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans shall be one (1), two (2), three (3) or six (6) months (or nine (9) or twelve (12) months if agreed to by all of the Lenders); provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no LIBOR Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii)                                The Borrower shall notify the Administrative Agent of the Borrower’s selection of a new Interest Period for a Revolving Loan Borrowing by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed, not later than 11:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans; provided, however, that no LIBOR Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.  Each Notice of Interest Period Selection shall be given by facsimile or by e-mail containing a PDF of such signed and completed Notice of Interest Period Selection to the Administrative Agent at the facsimile number or e-mail address and during the hours specified in Section 8.01.  If (A) the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans in accordance with this Section 2.01(f) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Loan, such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) in Dollars on the last day of the current Interest Period therefor.

The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.

(g)                               Scheduled Payments.

(i)                                   Interest — All Loans.  The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan thereof in arrears (i) in the case of a Base Rate Loan, on the last Business Day of each fiscal quarter (commencing with the fiscal quarter ending March 24, 2013), (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, on the Maturity Date.  All interest that is not paid when due shall be due on demand.

(ii)                                Scheduled Principal Payments - Revolving Loans and Reimbursed Amounts.  The Borrower shall repay the then unpaid principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date.

2.02.                Letters of Credit.

(a)                               The Letter of Credit Commitment.

(i)                                   On the terms and subject to the conditions set forth herein, (A) the L/C Issuer (1) shall, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any other Borrower Party, and amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) shall honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Total Lender Risk Participation would exceed such Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Each Letter of Credit shall be in a form acceptable to the L/C Issuer.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)                           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B)                            subject to Section 2.02(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved any later expiry date;

(C)                           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D)                           the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer or the terms and conditions of the applicable Letter of Credit Application;

(E)                             such Letter of Credit is in violation of the ISP, the UCP or other applicable Governmental Rule;

(F)                             such Letter of Credit is in a face amount less than $50,000, in the case of a Commercial Letter of Credit, or $100,000, in the case of any other type of Letter of Credit, or denominated in a currency other than Dollars; or

(G)                           any Lender is at such time a Defaulting Lender hereunder, unless such Lender’s Fronting Exposure has been reallocated to other Lenders in accordance with Section 2.16(a) or the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s Fronting Exposure.

(iii)                             The L/C Issuer shall be under no obligation to amend any Letter of Credit.

(b)                              Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i)                                   Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least four (4) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii)                                Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit.  The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii)                             If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that in no event shall the Nonrenewal Notice Date be less than 30 days prior to the last day of such twelve-month period.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal.  Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.  Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv)                            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                               Drawings and Reimbursements; Funding of Participations.

(i)                                   Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing; provided, however, that in the case of Commercial Letters of Credit, subsequent notification by routine methods shall be deemed sufficient notice.  Not later than 11:00 a.m. on the Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s L/C Risk Participation with respect thereto.  In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its L/C Risk Participation with respect to the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)                             With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

(iv)                            Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s L/C Risk Participation with respect thereto shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v)                               Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)                            If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the daily Federal Funds Rate.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)                              Repayment of Participations.

(i)                                   At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its L/C Risk Participation with respect to such Letter of Credit in the same funds as those received by the Administrative Agent.

(ii)                                If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its L/C Risk Participation with respect thereto on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the daily Federal Funds Rate.

(e)                               Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i)                                   any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)                                any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii)                             the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv)                            any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v)                               any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vi)                            the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

(vii)                         the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(viii)     the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(ix)        any failure or delay in notice of shipments or arrival of any Property;

(x)          any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;

(xi)        any error, neglect or default of any correspondent of the L/C Issuer in connection with a Letter of Credit;

(xii)       any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer;

(xiii)     the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit; and

(xiv)     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                  Role of L/C Issuer.  The Borrower and the Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in Section 2.02(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                               Cash Collateral.  Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall promptly (and in any event within five (5) days after the Letter of Credit Expiration Date) Cash Collateralize the Obligations in an amount equal to 103% of the then Effective Amount of the L/C Obligations.  The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations.  The Lien held by the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (1) no Letters of Credit shall be outstanding, (2) all L/C Obligations shall have been repaid in full and (3) no Default shall have occurred and be continuing.  Cash Collateral shall be maintained in blocked deposit accounts with the Administrative Agent.  Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral.  Upon the drawing of any for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the L/C Issuer.

(h)                               Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to each Standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”), shall apply to each Commercial Letter of Credit.

(i)                                   Letter of Credit Fees.  The Borrower shall pay, to the Administrative Agent for the account of each Lender in accordance with its L/C Risk Participation in each Letter of Credit, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Loans (plus two percent (2.00%) during such time that the Default Rate is in effect with respect to the Obligations pursuant to Section 2.07(c)) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit; provided, however, that any fees payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.16(c) shall be payable, to the maximum extent permitted by applicable Governmental Rules, to the other Lenders in accordance with the upward adjustments of their respective participations in such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the first such day to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date.  Each such fee, when due, shall be fully earned and when paid, shall be non-refundable.  If there is any change in the Applicable Margin for LIBOR Loans during any fiscal quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Loans on each day during such quarter.

(j)                                  Fronting Fee; Documentary and Processing Charges Payable to L/C Issuer.  Borrower shall pay directly to the L/C Issuer for its own account a nonrefundable fronting fee in an amount equal to 12.5 basis points multiplied by the face amount of each Letter of Credit, upon the issuance of and any renewal or extension of any Letter of Credit (whether by amendment, automatic or otherwise), due payable on the last Business Day of each fiscal quarter, commencing with the first such day to occur after the issuance (or renewal or extension, as applicable) of such Letter of Credit.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment, transfer, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect.  Such fees and charges are due and payable on demand, fully earned when due and are nonrefundable.

(k)                              Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

2.03.                Swing Line.

(a)                               The Swing Line.  On the terms and subject to the conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the period from the Closing Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender (other than the Swing

Line Lender), plus such Lender’s Total Lender Risk Participation shall not exceed such Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan.  Furthermore, if there at any time exists a Defaulting Lender (unless such Lender’s Fronting Exposure has been reallocated to other Lenders in accordance with Section 2.16(a)), before making any Swing Line Loans the Swing Line Lender may condition the provision of such Swing Line Loans on its entering into arrangements satisfactory to the Swing Line Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Swing Line Lender’s Fronting Exposure.

(b)                              Borrowing Procedures.  Each Swing Loan Borrowing shall be requested pursuant to the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $250,000 or an integral multiple of $250,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed immediately by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Loan Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower, which notice may be delivered by facsimile or e-mail.  Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Loan Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Loan Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., on the date of the proposed Swing Loan Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., on the borrowing date specified in such Notice of Swing Loan Borrowing, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c)                               Refinancing of Swing Line Loans.

(i)                                   The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), under this subsection (c), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Swing Line Risk Participation with respect to the

Swing Line Loans then outstanding.  Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Swing Line Risk Participation of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 noon, on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii)                             If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the daily Federal Funds Rate.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                            Each Lender’s obligation to make Revolving Loans or to purchase and fund Swing Line Risk Participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                              Repayment of Participations.

(i)                                   At any time after any Lender has purchased and funded a Swing Line Risk Participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Swing Line Risk Participation with respect thereto (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Swing Line Risk Participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii)                                If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Swing Line Risk Participation with respect thereto on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)                               Interest for Account of Swing Line Lender.  Subject to Section 2.07(c), each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Loan or Swing Line Risk Participation pursuant to this Section 2.03 to refinance such Lender’s Swing Line Risk Participation of any Swing Line Loan, interest in respect of such Swing Line Risk Participation shall be solely for the account of the Swing Line Lender.  The Borrower shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each fiscal quarter and at maturity.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Borrower shall pay interest on the unpaid principal amount of each Swing Line Loan in accordance with Section 2.07(c) to the extent the Default Rate is in effect as described therein.

(f)                                  Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04.                Amount Limitations, Commitment Reductions, Etc.

(a)                               Optional Reduction or Cancellation of Revolving Loan Commitments.  The Borrower may, upon three (3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i)                                   The Borrower may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

(ii)                                The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.  Notwithstanding anything in this Agreement to the contrary, upon the cancellation of the Total Revolving Loan Commitment in its entirety pursuant to the terms of this Section 2.04(a) and the payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been made), this Agreement and all the other Credit Documents shall automatically terminate and have no further force or effect, except for those provisions in this Agreement which are expressly stated to survive such termination.

(b)                              Mandatory Reduction of Revolving Loan Commitments.  The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(c)                               Effect of Revolving Loan Commitment Adjustments.  From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced or increased.  Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.01(b)).  Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).

2.05.                Fees.

(a)                               Administrative Agent’s Fee; Other Fees.  The Borrower shall pay to the Administrative Agent and the Lead Arranger, for their own account, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letter and any fees set forth in any fee letter or agreement executed in connection with any increase under Section 2.01(b).

(b)                              Commitment Fee.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in clause (iv) of Section 2.10(a), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date.  The Borrower shall pay the Commitment Fees in arrears on the last Business Day of each fiscal quarter and on the Maturity Date (or if the Total Revolving Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.06.                Prepayments.

(a)                               Terms of All Prepayments.  Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (i) if a LIBOR Loan is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such LIBOR Loan all accrued interest to the date of such prepayment on the amount prepaid, (ii) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (iii) to such Lender if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all amounts payable to such Lender pursuant to Section 2.13.

(b)                              Optional Prepayments.

(i)                                   At its option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Loans, upon one (1) Business Day’s notice from the Borrower to the Administrative Agent in the case of Base Rate Loans or three (3) Business Days’ notice from the Borrower to the Administrative Agent in the case of LIBOR Loans, prepay the Loans in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $250,000 or an integral multiple of $250,000 in excess thereof, or in whole.  Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Loan, the Borrower shall be subject to the payments required by Section 2.13.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice is given in connection with a conditional Reduction Notice, no prepayment will be required if the condition set forth in such Reduction Notice is not satisfied.  If no Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrower.  If the Borrower fails to direct the application of any such prepayments, then such prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, second to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full, and finally to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations.  In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans and then if any funds remain, to prepay LIBOR Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(ii)                                At its option, the Borrower may, upon notice by the Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty;

provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $250,000 or an integral multiple of $250,000 in excess thereof.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that if such notice is given in connection with a conditional Reduction Notice, no prepayment will be required if the condition set forth in such Reduction Notice is not satisfied.

(c)                               Mandatory Prepayments.  The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i)                                   If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrower shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii)                                The Borrower shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii)                             The Borrower shall deliver to the Administrative Agent, at the time of each prepayment (or Cash Collateralization, as applicable) required under this Section 2.06(c), (A) a certificate signed by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment (or Cash Collateralization, as applicable).  Each notice of prepayment (or Cash Collateralization, as applicable) shall specify the prepayment (or Cash Collateralization, as applicable) date and the Type and principal amount of each Loan to be prepaid.

2.07.                Other Payment Terms.

(a)                               Place and Manner.  All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  The Borrower shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office.  The Borrower shall make all payments under this Agreement or any other Credit Document in Dollars in same day or immediately available funds not later than 12:00 noon on the date due.  The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b)                              Date.  Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)                               Default Rate.  Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.01(a), (f) or (g), at the option of the Required Lenders, from and after the date of such Event of Default (or such later date designated by the Required Lenders) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder (excluding Obligations in respect of Lender Rate Contracts and Lender Bank Products) at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand.  Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(a), (f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand).  Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.

(d)                              Application of Payments.  All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings.

(e)                               Failure to Pay the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate.  A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08.                Loan Accounts; Notes.

(a)                               Loan Accounts.  The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b) and Section 2.08(c).  Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations.  Subject to the last sentence of this Section 2.08(a), the Loan Accounts shall be conclusive absent manifest error as to the matters noted therein.  In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b)                              Revolving Loan Notes.  Each Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed.  The Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the Borrower, and agrees that, subject to Section 8.05(d), all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations.  The Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary.  If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans and LIBOR Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed.  Such notes shall, collectively, constitute a Revolving Loan Note.

(c)                               Swing Loan Notes.  The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Swing Loan Note”) which note shall be (i) payable to the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

2.09.                Loan Funding.

(a)                               Lender Funding and Disbursement to the Borrower.  Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Borrowing.  After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained by the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(b)                              Lender Failure to Fund.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount.  If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate.  A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount.  If the amount of any Lender’s Revolving Proportionate Share of any Borrowing is not paid to the Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c)                               Lenders’ Obligations Several.  The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but, except as a result of a reallocation of a Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans pursuant to Section 2.16(a)(iv), no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.10.                Pro Rata Treatment.

(a)                               Borrowings, Commitment Reductions, Etc.  Except as otherwise provided herein (including the application of funds provided for under Section 2.16(a)(ii) arising from the existence of a Defaulting Lender and the termination of the unused Revolving Loan Commitment of a Defaulting Lender provided for under Section 2.16(a)(vi)):

(i)                                   Each Revolving Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii)                                Each payment of principal on Loans in any Borrowing or on any L/C Advances in any L/C Borrowing shall be shared among the Lenders which hold the Loans in such Borrowing or the L/C Advances in such L/C Borrowing pro rata according to the respective unpaid principal amounts of such Loans or L/C Advances then owed to such Lenders; provided, however, during any time there is a Defaulting Lender, each payment of principal on Loans or L/C Advances shall be shared by only the Non-Defaulting Lenders that made such Loans or L/C Advances pro rata according to the respective unpaid principal amounts of such Loans or L/C Advances then owed to such Non-Defaulting Lenders until the unpaid principal amounts of all Loans or L/C Advances, as applicable, are held by all Lenders according to their respective Revolving Proportionate Shares;

(iii)                             Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which hold the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans of such Lenders and (B) the dates on which such Loans became owing to such Lenders;

(iv)                            Each payment of Commitment Fees shall be shared among the Revolving Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Revolving Lender hereunder after the date hereof, the date upon which such Lender so became a Revolving Lender;

(v)                               Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (other than Defaulting Lenders) and the L/C Issuer pro rata according to (A) their respective L/C Risk Participations and Fronting Exposure with respect to the applicable Letters of Credit and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(vi)                            Each payment of interest (other than interest on Loans or interest in respect of Lender Rate Contracts or Lender Bank Products) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and

(B) the dates on which such amounts became owing to such Lenders and the Administrative Agent;

(vii)                         Each payment of any fees due in connection with any amendment hereto or any waiver of or forbearance from any Event of Default existing hereunder shall be shared among those Lenders consenting to such amendment, waiver or forbearance pro rata according to their respective Revolving Proportionate Share or as otherwise agreed to by such Lenders; and

(viii)                      All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b)                              Sharing of Payments, Etc.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Notwithstanding the foregoing, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and applied in accordance with the express terms of this Agreement (including (1) the sharing of principal payments among Non-Defaulting Lenders pursuant to the proviso to Section 2.10(a)(ii) and (2) the application of funds provided for under Section 2.16(a)(ii) arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant, other than to any Loan Party or any Affiliate of a Loan (as to which the provisions of this Section 2.10(b) shall apply).

2.11.                Change of Circumstances.

(a)                               Inability to Determine Rates.  If, on or before the first day of any Interest Period for any LIBOR Loan, (i) any Lender shall advise the Administrative Agent that the LIBOR Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for such Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Loan, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders.  After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans shall be suspended.  Any LIBOR Loans outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans into Base Rate Loans, unless such suspension has then ended.

(b)                              Illegality.  If any Change of Law shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan, such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law.  Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(e), as the case may be, convert any such then outstanding LIBOR Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or (B) immediately repay or convert any such LIBOR Loans of such Lender if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans.  Any conversion or prepayment of LIBOR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans shall be deemed a prepayment thereof for purposes of Section 2.13.  After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan, all Revolving Loans of such Lender shall be Base Rate Loans.

(c)                               Increased Costs.  If any Change of Law:

(i)                                   Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan or Letter of Credit, or shall change the basis of taxation of payments by the Borrower to any Lender under this Agreement (except, (A) Indemnifiable Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes; or

(ii)                                Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan; or

(iii)                             Shall impose on any Lender any other condition related to any LIBOR Loan or such Lender’s Revolving Loan Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or its Revolving Loan Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts.  A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

(d)                              Capital Requirements.  If any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital.  A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error.  The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.12.                Taxes on Payments.

(a)                               Payments Free of Taxes.  All payments by the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction for, any and all Taxes, unless otherwise required under applicable law.  If Indemnifiable Taxes are imposed in respect of any sum payable hereunder by Borrower to any Recipient, then (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including such deductions applicable to additional sums payable under this Section 2.12), such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all required deductions and (iii) the Borrower shall remit the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                              Other Taxes.  In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                               Tax Indemnification.  The Borrower agrees to indemnify each Recipient for the full amount of all Indemnifiable Taxes and Other Taxes (including any Indemnifiable Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Recipient, whether or not such Indemnifiable Taxes or Other Taxes were correctly or legally asserted; provided that no payment shall be required under this Section 2.12 for any claim for Indemnifiable Taxes or Other Taxes paid by such Recipient 270 or more days prior to the date of such claim.  Such indemnification shall be made within 30 days following the date the Administrative Agent or such Recipient makes written demand therefor.  A certificate as to the amount paid by such Recipient setting forth in reasonable detail the calculation thereof delivered to the Borrower by such Recipient (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

(d)                              Evidence of Payment.  Within 30 days after the date of any payment of any Indemnifiable Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at the Administrative Agent’s Office, the original or a certified copy of a receipt evidencing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                               Tax Documentation.

(i)                                   Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.12(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  The Administrative Agent and such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent and such Lender has complied with the Administrative Agent’s and such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(ii)                                Without limiting the generality of the foregoing,

(A)                           the Administrative Agent and any Lender that is a “United States person” as defined in Section 7701(a)(30) of the IRC shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Administrative Agent and such Lender become a party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that the Administrative Agent and such Lender are exempt from U.S. federal backup withholding tax;

(B)                            the Administrative Agent and any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC (such Administrative Agent and any such Lender collectively, a “Foreign Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(x)                               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (i) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (ii) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(y)                               executed originals of IRS Form W-8ECI; or

(z)                                in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (i) a certificate substantially in the form of Exhibit I to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC (any such certificate, a”Non-Bank Certificate”) and (ii) executed originals of IRS Form W-8BEN;

(C)                           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                           if a payment made to Administrative Agent or a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent or such Lender, as the case may be, were to fail to comply with the applicable reporting requirements of FATCA, the Administrative Agent and such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent and such Lender have complied with the Administrative Agent’s and such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.12, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

The Administrative Agent and each Lender agree that if any form or certification they previously delivered expires or becomes obsolete or inaccurate in any respect, they shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of their legal inability to do so.

(f)                                  Lenders to Use Reasonable Efforts.  Any Lender claiming any additional amounts in respect of Indemnifiable Taxes or Other Taxes payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions and such Lender’s internal policies) to file any certificate or document reasonably requested by the Borrower, if the making of such a filing would avoid the need for or reduce the amount of any such Indemnifiable Taxes or Other Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(g)                               Survival.  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.

(h)                               Refunds.  If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnifiable Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.12 with respect to the Indemnifiable Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) over to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h): (x) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid or (y) at any time while an Event of Default has occurred and is continuing.  Nothing contained in this Section 2.12(h) shall require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information relating to a Tax refund that it deems to be confidential or proprietary to the indemnifying party or any other Person.

2.13.                Funding Loss Indemnification.  If the Borrower shall (a) repay, prepay or convert any LIBOR Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Revolving Loans into LIBOR Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (D) fail to continue a LIBOR Loan for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrower shall pay to the appropriate Lender within five (5) Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or failure to continue fee, as the case may be (determined as though 100% of the LIBOR Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:

(a)                               the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(b)                              all out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error.  The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14.                Reserved.

2.15.                Replacement of the Lenders.  If (a) any Lender shall become a Defaulting Lender, (b) any Lender shall suspend its obligation to make or maintain LIBOR Loans pursuant to Section 2.11(b) for a reason which is not applicable to any other Lender, (c) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12 or (d) any Lender has not consented to a proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 8.04 that requires the consent of all Lenders or each Lender affected thereby and which has been approved by the Required Lenders as provided in Section 8.04, then the Administrative Agent may (or upon the written request of the Borrower if the Borrower has located or identified a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent as contemplated below, shall use commercially reasonable efforts to) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent).  Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees and other amounts to which it is entitled (including any amounts under Section 2.13 hereof, as though the assignment were a prepayment); provided that in the case of a Defaulting Lender, the purchase price shall not include any amounts under Section 2.13 hereof.

2.16.                Defaulting Lenders.

(a)                               Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                   Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in the paragraph immediately following subsection (i) of Section 8.04.

(ii)                                Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6.02 or otherwise), subject to the proviso in Section 2.10(a)(ii), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to Cash Collateralize the L/C Issuer’s Fronting Exposures with respect to such Defaulting Lender in accordance with Section 2.16(c); fourth, if so requested by the Borrower (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so agreed by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposures with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16(c); sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against that Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                             Certain Fees. Any Defaulting Lender (A) shall not be entitled to receive any Commitment Fee under Section 2.05(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fees that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.02(i).

(iv)                            Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations and Swing Line Loans shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Proportionate Shares (calculated without regard to such Defaulting Lender’s Revolving Loan Commitment) but only to the extent that (A) the conditions set forth in Section 3.02 are satisfied at such time (and, unless the Borrower shall have otherwise notified the Administrative Agent at the time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the sum of (I) the Effective Amount of all Revolving Loans made by such Lender outstanding at such time and (II) such Lender’s Total Lender Risk Participation at such time to exceed such Lender’s Revolving Loan Commitment at such time.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation

(v)                               Cash Collateral; Prepayment of Swing Line Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, immediately following notice by the Administrative Agent, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) Cash Collateralize such Defaulting Lender’s Revolving Proportionate Share of the Effective Amount of L/C Obligations (after giving effect to any partial reallocation pursuant to clause (iv) above) in accordance with Section 2.16(c).

(vi)                            Termination of Revolving Loan Commitment.  The Borrower may terminate the unused amount of the Revolving Loan Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of clause (ii) above will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

(b)                              Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Proportionate Shares (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                               Cash Collateral Provisions.

(i)                                   At any time that there shall exist a Defaulting Lender, within one (1) Business Day after the request of the Administrative Agent or the L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  In addition, as a condition to issuing any Letter of Credit, the L/C Issuer may require that the Borrower deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(ii)                                All Cash Collateral shall be maintained in blocked deposit accounts with the Administrative Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent and the L/C Issuer, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (iii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, within one (1) Business Day after the request of the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iii)                             Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 in respect of Letters of Credit, shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(iv)                            Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (A) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee)), or (B) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and, following the application as provided in clause (iii) above, may be otherwise applied in accordance with Section 6.02), and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III. CONDITIONS PRECEDENT.

3.01.                Initial Conditions Precedent.  This Agreement shall be effective between the parties when the Administrative Agent has given written notice that (a) in the case of all conditions listed on Schedule 3.01 which can be satisfied by the delivery of documentation or other items by the Borrower, the Administrative Agent has received such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender and with sufficient copies for the Administrative Agent (and, where expressly indicated, each Lender) and (ii) in the case of all other conditions listed on Schedule 3.01, the Administrative Agent’s has determined that such conditions have been reasonably satisfied or waived.

3.02.                Conditions Precedent to each Credit Event.  The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

(a)                               The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement;

(b)                              On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i)                                   The representations and warranties of or with respect to the Borrower Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as of such specified date); and

(ii)                                No Default has occurred and is continuing or will result from such Credit Event.

(c)                               The Total Leverage Ratio as of the date of, and after giving pro forma effect to, such Credit Event shall not exceed 2.50:1.00; and

(d)                              In the case of any Credit Event occurring after January 15, 2013, the Borrower has caused Uniform Commercial Code Financing Statement #41709239 (naming the Borrower as debtor and filed with the Delaware Secretary of State on June 21, 2004) to be terminated.

The submission by the Borrower to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in Sections 3.02(b) and (c) is true and correct as of the date of such notice.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01.                Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders for itself and each of the other Borrower Parties as follows:

(a)                               Due Formation, Qualification, etc.  Each Borrower Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, except, in the case of a Borrower Party that is not a Loan Party, where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)                              Authority.  The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c)                               Enforceability.  Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)                              Non-Contravention.  The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan and Letter of Credit proceeds) contemplated thereby do not (i) violate any Requirement of Law applicable to such Loan Party; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party (other than any such violation or breach which could not reasonably be expected to have a Material Adverse Effect); (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any Property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of itself and the Lenders pursuant to this Agreement or the other Credit Documents) or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e)                               Approvals.

(i)                                   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required with respect to any Loan Party in connection with the borrowing of Loans, the execution and delivery of the Credit Documents (or any documents executed in connection therewith) executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(ii)                                All Governmental Authorizations required for the activities and operations of the Borrower Parties and the ownership of all property owned, operated or leased by the Borrower Parties have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Governmental Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  No Borrower Party has received any written notice or other written communications from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, or (B) any other limitations on the conduct of business by such Borrower Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)                                  No Violation.  No Borrower Party is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person, where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect.

(g)                               Litigation.  Except as set forth in Schedule 4.01(g), no actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or, to the knowledge of any Borrower Party, threatened against any Borrower Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) if adversely determined, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower Party of the Credit Documents (or any documents executed in connection therewith) or the transactions contemplated thereby.

(h)                               Real Property, Etc.

(i)                                   All real property owned or leased by the Borrower Parties as of the Closing Date is described in Schedule 4.01(h).  The Borrower Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements of the Borrower delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Borrower Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in each case, such defects in title that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Such assets and properties are subject to no Lien, except for Permitted Liens.  Each of the Borrower Parties has complied in all material respects with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

(ii)                                No Borrower Party (A) is in violation of any Environmental Laws, (B) to the knowledge of any Borrower Party, has any unresolved liability under any Environmental Laws or (C) has received written notice or other written communication of an investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation could have, individually or in the aggregate, a Material Adverse Effect.  Each Borrower Party’s use and operation of its business properties are in compliance with all applicable Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

(i)                                   Financial Statements.  The Financial Statements of the Borrower which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Borrower Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP (subject to normal year-end audit adjustments and the absence of footnotes in the case of interim Financial Statements); and (iii) fairly present in all material respects the financial conditions and results of operations of the Borrower Parties as of the date thereof and for the period covered thereby.  No Borrower Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the Financial Statements of the Borrower furnished to the Administrative Agent and the Lenders pursuant to item (d) of Schedule 3.01 or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).

(j)                                  Reserved.

(k)                              ERISA.  Except as set forth on Schedule 4.01(k) or where singly or cumulatively, any of the following could not reasonably be expected to have a Material Adverse Effect:

(i)                                   No ERISA Event has occurred within the last six years, and none of the Borrower Parties or ERISA Affiliates is aware of any fact, circumstance or event that could reasonably be expected to constitute or result in an ERISA Event.  Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan.  Neither any Borrower Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA.

(ii)                                Each Pension Plan complies, in both form and operation, in all respects, with its terms and with ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Borrower Party or any ERISA Affiliate of any liability, fine or penalty.  Each Pension Plan, related trust agreement, arrangement and commitment of any Borrower Party or any ERISA Affiliate is legally valid and binding and in full force and effect.  No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit.  No Borrower Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Borrower Party or ERISA Affiliate of any liability.

(iii)                             None of the Borrower Parties and the ERISA Affiliates contributes to or has any contingent obligations to any Multiemployer Plan.  None of the Borrower Parties and the ERISA Affiliates has incurred any liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer

Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA.  None of the Borrower Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv)                            No Borrower Party has within the last six years (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan.

(l)                                   Margin Stock; Other Regulations.  No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrower or the Loan Parties (taken as a whole), and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.  None of the Borrower Parties is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

(m)                           Trademarks, Patents and Copyrights.  The Borrower Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated.  The Borrower Parties each conduct their respective businesses without infringement or, to the Borrower’s knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Borrower Party), except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect.  There is no infringement or, to the Borrower’s knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of the other Borrower Parties, except where any such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect.

(n)                               Governmental Charges.  The Borrower Parties have timely filed or caused to be timely filed with the appropriate taxing authorities (i) all U.S. federal income Tax Returns required to be filed on IRS Form 1120 (or any successor form), together with all attachments thereto and (ii) other material Tax Returns which are required to be filed by them.  Such Tax Returns accurately reflected in all material respects all liabilities for Taxes of the Borrower Parties for the periods covered thereby.  The Borrower Parties have paid, or made provision for the payment of, all Taxes and other Governmental Charges which have become due pursuant to said returns, except (i) such Governmental Charges or Taxes, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established or (ii) up to $2,000,000 in the aggregate of Governmental Charges and Taxes outstanding or asserted to be due at any time.

(o)                              Subsidiaries.   Schedule 4.01(o) (as supplemented by the Borrower in a notice delivered pursuant to Section 5.01(a)(vi)) sets forth each of the Subsidiaries of each Borrower Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Borrower Party and whether such Borrower Party owns such Equity Securities directly or, if not, the Subsidiary of such Borrower Party that owns such Equity Securities and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Borrower Party.  Except as set forth on Schedule 4.01(o) (as supplemented as set forth above), none of the Borrower Parties currently has any Subsidiaries.  All of the outstanding Equity Securities of each such Subsidiary indicated on Schedule 4.01(o) as owned by each Borrower Party are owned beneficially and of record by such Borrower Party free and clear of all adverse claims.

(p)                              Solvency, Etc.  The Borrower Parties are Solvent on a consolidated basis and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent on a consolidated basis.

(q)                              Labor Matters.  There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Borrower Party is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(r)                                 No Material Adverse Effect.  Since June 24, 2012, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s)                                Accuracy of Information Furnished.

(i)                                   The Credit Documents and the other certificates, statements and information furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole and taken together with the Borrower’s filings with the Commission, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)                                The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Closing Date.  None of the Borrower Parties is in default in the observance or performance of any of its material obligations under the Material Documents, which default, if uncured, could reasonably be expected to have a Material Adverse Effect, and each Borrower Party has taken all action required to be taken thereunder as of the Closing Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Schedule 4.01(g)).

(t)                                  Brokerage Commissions.  No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party.  No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party.

(u)                               Policies of Insurance.  The properties of the Borrower Parties are insured with financially sound and reputable (at the time of issuance, renewal or continuation of the insurance policy) insurance companies, in such amounts, with such deductibles and covering such risks as are, to the knowledge of the Borrower Parties, customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower Parties operate.  Schedule 4.01(u) sets forth a true and complete listing of all insurance maintained by the Borrower Parties as of the Closing Date.  Such insurance has not been terminated and is in full force and effect, and each of the Borrower Parties has taken all action required to be taken thereunder as of the Closing Date to keep unimpaired its rights thereunder.

(v)                               Reserved.

(w)                           Foreign Assets Control, Etc.

(i)                                   No Borrower Party (i) is, or is controlled by, a Designated Person; (ii) has received, in violation of any applicable Governmental Rules, funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.  No Borrower Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person.  Each Borrower Party is in compliance, in all material respects, with the Patriot Act.  Each Borrower Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Borrower Party is a Designated Person and (ii) funds invested directly or indirectly in any Borrower Party are derived from legal sources.

(ii)                                To the knowledge of each Borrower Party, no portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Governmental Rules, including the U.S. Foreign Corrupt Practices Act of 1977.

(x)                               Reserved.

(y)                               Fiscal Quarter and Fiscal Year.  Schedule 4.01(y) attached hereto sets forth each fiscal quarter and fiscal year end of the Borrower from the Closing Date until the Maturity Date.

(z)                                Obligations to Rank Pari Passu.  The Indebtedness created under the Credit Documents constitutes unsecured obligations of the Borrower ranking pari passu with all other present and future unsecured Indebtedness of the Borrower that is not by its terms subordinate or junior in rank to any other Indebtedness of the Borrower.

4.02.                Reaffirmation.  The Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, each representation and warranty contained in Article IV on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be reaffirmed as of such specified date).

ARTICLE V. COVENANTS.

5.01.                Affirmative Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation (other than contingent indemnification obligations for which no claim has been made) remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Borrower Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)                               Financial Statements, Reports, etc.  The Borrower shall furnish to the Administrative Agent and each Lender the following:

(i)                                   As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter (other than the last fiscal quarter) of the Borrower’s fiscal year, copies of the Financial Statements of the Borrower Parties (prepared on a consolidated basis) for such fiscal quarter (beginning with the fiscal quarter ending September 21, 2012 and thereafter) and for the fiscal year to date, each certified by the president, chief executive officer, chief operating officer or chief financial officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), provided that the filing with the Commission within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower shall be deemed to satisfy the requirements of this Section 5.01(a)(i);

(ii)                                As soon as available and in no event later than ninety (90) days after the close of each fiscal year, copies of the consolidated Financial Statements of the Borrower for such year, audited by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, provided that the filing with the Commission within the time period specified above of copies of the Annual Report on Form 10-K of the Borrower filed with the Commission shall be deemed to satisfy the requirements of this Section 5.01(a)(ii);

(iii)                             Contemporaneously with the Financial Statements for each fiscal quarter and each fiscal year end required by the foregoing clauses (i) and (ii), a compliance certificate of the president, chief executive officer, chief operating officer or chief financial officer of the Borrower in substantially the form of Exhibit H (a “Compliance Certificate”), which Compliance Certificate shall include a reconciliation between the figures reflected in the Financial Statements and the amounts used in the calculations of compliance with the negative covenants, financial covenants and pricing grid resulting from any change in GAAP with respect to treatment of operating leases as described in Section 1.02;

(iv)                            As soon as possible and in no event later than ten (10) Business Days after any Borrower Party knows of the occurrence or existence of (A) any ERISA Event, (B) the filing or commencement of litigation, suits, claims, disputes or investigations against any Borrower Party involving potential monetary damages payable by any Borrower Party of $10,000,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect, or (C) any other event or condition which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  Each notice pursuant to this Section 5.01(a)(iv) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  If applicable, each notice pursuant to this Section 5.01(a)(iv) shall describe in reasonable detail any and all provisions of this Agreement or other Credit Document that have been breached;

(v)                               As soon as possible and in no event later than five (5) Business Days prior to the occurrence of any event or circumstance that would require a prepayment pursuant to Section 2.06(c), the statement of the president, chief executive officer, chief operating officer or chief financial officer of the Borrower setting forth the details thereof;

(vi)                            As soon as possible and in no event later than ten (10) Business Days after the establishment or acquisition by a Borrower Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Borrower Party, written notice thereof;

(vii)                         As soon as possible and in no event later than twenty (20) Business Days after the receipt thereof by a Borrower Party, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any Environmental Law, or any liability of a Borrower Party for Environmental Damages, in either case involving potential monetary damages payable by any Borrower Party of $10,000,000 or more (alone or in the aggregate);

(viii)                      As soon as possible after the sending or filing thereof, copies of any proxy statements, financial statements or reports that the Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrower files with the Commission or any securities exchange;

(ix)                            Without derogation of the Borrower’s obligation under Section 5.02(k), promptly after the effectiveness thereof, notice of any material change in accounting policies of or financial reporting practices by the Borrower Parties; and

(x)                               Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Borrower Parties, and compliance by the Borrower with the terms of this Agreement and the other Credit Documents as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Borrower Parties or their securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Material that are made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower Parties or their securities for purposes of United States Federal and state security laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b)                              Books and Records.  The Borrower Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions sufficient to permit the preparation of Financial Statements in accordance with GAAP.

(c)                               Inspections.  The Borrower Parties shall permit the Administrative Agent (and, at any time that an Event of Default has occurred and is continuing, each Lender) or any agent or representative thereof, upon reasonable notice and during normal business hours (or, at any time that an Event of Default has occurred and is continuing, at any time as the Administrative Agent and any Lender may determine with or without prior notice to the Borrower), to visit and inspect any of the properties and offices of the Borrower Parties, and during any such visit and inspection, to examine the books and records of the Borrower Parties and make copies thereof and to discuss the affairs, finances and business of the Borrower Parties with their officers, all at such times and intervals as the Administrative Agent or any Lender may reasonably request, all at the Borrower’s expense; provided that, unless an Event of Default has occurred and is continuing, (i) the Administrative Agent shall not be permitted to exercise its rights under this Section 5.01(c) more often than once during any calendar year and (ii) the Borrower shall not be obligated to pay any expenses relating to any such one visit and inspection in excess of $15,000.

(d)                              Insurance.  The Borrower Parties shall:

(i)                                   Carry and maintain insurance during the term of this Agreement of the types and in the amounts substantially similar that which is in effect on the Closing Date, including, but not limited to, fire, hazard, public liability, business interruption, property damage and worker’s compensation; and

(ii)                                Furnish to the Administrative Agent, upon written request, reasonably detailed information as to the insurance carried.

(e)                               Governmental Charges and Other Indebtedness.  Each Borrower Party shall promptly pay and discharge when due all Taxes and other Governmental Charges, except such Taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained in accordance with GAAP and no material property of any Borrower Party is at impending risk of being seized, levied upon or forfeited.

(f)                                  Use of Proceeds.  The Borrower shall use the proceeds of the Revolving Loans (i) to finance Capital Expenditures permitted hereunder; (ii) to finance Permitted Acquisitions; (iii) to provide for the working capital and general corporate purpose needs of the Borrower Parties and (iv) to pay fees, commissions and expenses in connection with this Agreement.

(g)                               General Business Operations.  Each of the Borrower Parties (other than any Excluded Subsidiaries) shall (i) except as otherwise permitted by Section 5.02(d)(i), preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, permits, licenses, leases, qualifications, privileges, franchises and other authority reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, (iii) keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, and (iv) maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, licenses, leases, franchise agreements and franchise registrations, except, in each case with respect to the foregoing clauses (i) through (iv), where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(h)                               Compliance with Laws.  Each Borrower Party shall comply in all respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), except, in each case, where any failure to comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(i)                                   New Subsidiaries.  The Borrower shall, at its own expense promptly, and in any event within twenty (20) Business Days (or such longer period as may be agreed to by the Administrative Agent in its sole determination) after the formation or acquisition of any wholly-owned Domestic Subsidiary (other than an Excluded Subsidiary) or the date on which any Domestic Subsidiary ceases to be an Excluded Subsidiary (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(vi)), (B) cause each such Domestic Subsidiary to execute and deliver or otherwise become a party to the Guaranty in accordance with the terms thereof , (C) if reasonably requested by the Administrative Agent, deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each new Guarantor and (D) with respect to each new Guarantor, deliver (or cause the appropriate Person to deliver) the Organizational Documents, certificates, resolutions and other documents that would have been required of such Domestic Subsidiary under clause (c) of Schedule 3.01 if such Domestic Subsidiary had been a Guarantor on the Closing Date.

5.02.                Negative Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation (other than contingent indemnification obligations for which no claim has been made) remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Borrower Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a)                               Indebtedness.  None of the Borrower Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i)                                   Indebtedness of the Borrower Parties under the Credit Documents (including any extensions and increases thereof);

(ii)                                Indebtedness of the Borrower Parties listed in Schedule 5.02(a) and existing on the date of this Agreement and any Permitted Refinancing Indebtedness thereof;

(iii)                             Indebtedness of the Borrower Parties under Rate Contracts permitted under Section 5.02(l);

(iv)                            Indebtedness of the Borrower Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

(v)                               Guaranty Obligations of any Borrower Party in respect of Permitted Indebtedness of any other Borrower Party;

(vi)                            Indebtedness owing to any other Borrower Party; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);

(vii)                         purchase money Indebtedness, Capital Lease obligations and unsecured Indebtedness (excluding up to $4,000,000 of obligations under letters of credit or bankers’ acceptances not issued under this Agreement, the reimbursement obligations in respect of which may be secured) in an aggregate principal amount, which when added to amounts under clauses (viii) and (xiii) below, does not exceed $65,000,000 at any one time outstanding, in each case with respect to Indebtedness permitted by this Section 5.02(a)(vii) with an average life of at least four years (excluding letters of credit or bankers’ acceptances not issued under this Agreement and up to $30,000,000 of purchase money Indebtedness and Capital Lease obligations, which in each case may have an average life of less than four years), provided that (x) all such unsecured Indebtedness permitted by this Section 5.02(a)(vii) shall not exceed $50,000,000 in the aggregate at any one time outstanding and (y) with respect to any letter of credit issued in a foreign currency, the Dollar equivalent of such letter of credit based on exchange rates then in effect as of the issuance date thereof shall be used for purposes of determining compliance with this clause (vii);

(viii)                      Indebtedness of any Person existing at the time such Person is acquired by any Borrower Party after the date hereof in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding (provided that such Indebtedness exists at the time such Person is acquired by such Borrower Party and is not created in contemplation of or in connection with such Person being acquired such Borrower Party) and any Permitted Refinancing Indebtedness thereof;

(ix) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x)                               Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten (10) Business Days of incurrence;

(xi) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xii)                         Indebtedness that may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments, seller notes, earn-outs and similar obligations in connection with acquisitions or sales of assets and/or businesses permitted hereunder; and

(xiii)                      other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

For purposes of determining compliance with this Section 5.02(a), if any item of Indebtedness at any time meets the criteria of more than one of the categories described in the foregoing clauses, the Borrower may, in its sole discretion, divide, classify or reclassify such item of Indebtedness and shall only be required to include such item of Indebtedness in one (or, at its option, more) of the foregoing clauses.

(b)                              Liens.  No Borrower Party shall create, incur, assume or permit to exist any Lien on any of its assets or Property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i)                                   Liens listed in Schedule 5.02(b) and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property) in respect of any Permitted Refinancing Indebtedness permitted under Section 5.02(a)(ii);

(ii)                                Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any

Borrower Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(iii)                             statutory Liens, possessory liens of carriers, warehousemen, materialmen, mechanic’s liens and landlord liens, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings; provided that, if delinquent, adequate reserves have been set aside with respect thereto in accordance with GAAP and, by reason of nonpayment, no property of any Borrower Party is subject to a material impending risk of loss or forfeiture;

(iv)                            pledges and deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety, appeal or customs bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(v)                               Purchase money Liens incurred with respect to property acquired using the proceeds of Indebtedness and Capital Lease obligations permitted under Section 5.02(a)(vii);

(vi)                            leases or subleases granted to others (in the ordinary course of business) not interfering in any material respect with the ordinary conduct of the business or operations of any Borrower Party;

(vii)                         easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Borrower Party;

(viii)                      deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;

(ix)                            bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business;

(x)                               Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Borrower Party;

(xi)                            any Lien existing on any property or asset prior to the acquisition thereof by any Borrower Party or existing on any property or asset of any Person that is acquired by any Borrower Party after the date hereof prior to the time such Person becomes a Subsidiary in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or asset of any Borrower Party and (iii) such Lien secures only those obligations that it secures on the date of such acquisition and the Permitted Refinancing Indebtedness thereof;

(xii)                         Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(xiii)                      Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement (including, without limitation, any precautionary grant of a security interest in any such lease or license);

(xiv)                     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with past practice;

(xv)                        the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods or other similar matters;

(xvi)                     Liens securing reimbursement obligations with respect to letters of credit or bankers’ acceptances permitted by Section 5.02(a);

(xvii)                  Liens granted by any Borrower Party that is not a Loan Party in favor of any Borrower Party that is a Loan Party in respect of Indebtedness or other obligations owed by such Borrower Party that is not a Loan Party to the Borrower Party that is a Loan Party;

(xviii)               leases or licenses (on a non-exclusive basis with respect to intellectual property) of the properties of any Borrower Party entered into in the ordinary course of business of such Borrower Party, so long as such leases or licenses do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of such Borrower Party or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(xix)                     judgment liens in respect of judgments that do not constitute an Event of Default under Section 6.01(h);

(xx)                        Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

(xxi)                     (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, (ii) contractual Liens of suppliers (including sellers of goods) to the extent limited to property or assets relating to such contract, (iii) contractual or statutory Liens of governmental or other customers to the extent limited to the property or assets relating to such contract and (iv) Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute;

(xxii)                  assignment of, and sales or Liens on, accounts receivables or rights in respect of any thereof (i) that are delinquent or disputed, (ii) for collection or (iii) in connection with sales permitted by Section 5.02(c); and

(xxiii)               Liens securing Indebtedness permitted by Section 5.02(a)(xiii).

(c)                               Asset Dispositions.  No Borrower Party shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i)                                   sales, transfers, leases and other dispositions by the Borrower Parties of inventory in the ordinary course of their businesses;

(ii)                                sales, transfers, leases and other dispositions by the Borrower Parties of used, surplus, damaged, worn-out or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(iii)                             sales and other dispositions by any Borrower Party of Investments permitted by clause (ii) of Section 5.02(e) for cash and for not less than fair market value; provided that no Default shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Borrower Party;

(iv)                            sales, transfers, leases and other dispositions (i) to the Borrower or any Guarantor, (ii) to a Borrower Party that is not a Loan Party in the ordinary course of business at prices and on terms and conditions taken as a whole not less favorable to the Borrower Party making such sales, transfers, leases and other dispositions than could be obtained on an arm’s-length basis from unrelated third parties or (iii) among Borrower Parties that are not Loan Parties;

(v)                               transfers and other dispositions permitted by Section 5.02(b), Section 5.02(d), Section 5.02(e) and Section 5.02(f);

(vi)                            sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business and not for purposes of financing;

(vii)                         leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower Parties, taken as a whole;

(viii)                      licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower Parties, taken as a whole;

(ix)                            dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower Party;

(x)                               sales, transfers and other dispositions of assets in the ordinary course of business of the capital stock or other Equity Securities in any Subsidiary or Joint Venture that, in the reasonable opinion of Borrower, the sole assets of which are uneconomic or no longer useful in the conduct of the business of the Borrower Parties; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (x) shall not exceed $5,000,000 during any fiscal year of the Borrower;

(xi)                            sales, transfers and other dispositions of any assets, divisions or lines of business or other business unit acquired pursuant to a Permitted Acquisition, which assets, divisions or lines of business or other business unit in the reasonable judgment of the Borrower at the time of acquisition of such Permitted Acquisition is not useful in the conduct of the business of the Borrower Parties taken as a whole; provided that any such assets, divisions or lines of business or other business unit are sold (or a definitive agreement or a binding commitment to dispose of such assets, divisions or lines of business or other business unit has been entered into) in no event later than 180 days after the date on which the applicable Permitted Acquisition is consummated;

(xii)                         mergers and consolidations in compliance with Section 5.02(d);

(xiii)                      investments, loans, advances and guarantees in compliance with Section 5.02(e);

(xiv)                     sales, transfers, leases and other dispositions of property to the extent that such property constitutes an investment permitted by Section 5.02(e) or another asset received as consideration for the disposition of any asset permitted by this Section 5.02(c) (in each case, other than Equity Securities in any Borrower Party, unless all Equity Securities in such Borrower Party are sold);

(xv)                        any sale, transfer or other disposition of Equity Securities arising from the put option held by the Borrower and described in the audited Financial Statements of the Borrower for fiscal year 2012; and

(xvi)                     other sales, transfers and other dispositions of assets or property in an aggregate amount not to exceed $30,000,000.

(d)                              Mergers, Acquisitions, Etc.  No Borrower Party shall reorganize, recapitalize or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets, or any identifiable business unit or division, of any other Person, except for the following:

(i)                                   (A) the Borrower and the other Borrower Parties may merge with each other; provided that (1) no Default shall have occurred and be continuing or would result after giving effect to any such merger, (2) in any such merger involving the Borrower and another Loan Party, the Borrower is the surviving Person and (3) in any such merger involving a Loan Party and another Borrower Party, such Loan Party is the surviving Person; and (B) a merger or consolidation of a Person into the Borrower or into a Guarantor which constitutes an acquisition permitted by Section 5.02(d)(ii); provided that no Default shall have occurred and be continuing or would result after giving effect to any such merger; and

(ii)                                Acquisitions by any Borrower Party of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that:

(A)                           No Default has occurred and is continuing on the date of, or will result immediately after giving effect to, any such acquisition (actually and on a pro forma basis);

(B)                            The Proposed Target is in the same or similar line of business as the Borrower or a line of business reasonably related thereto or a reasonable extension thereof;

(C)                           The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D)                           The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable Governmental Rules;

(E)                             The Borrower has delivered to the Administrative Agent, within at least 10 Business Days prior to the closing date of such proposed acquisition, financial statements of the subject of such acquisition (or, in the case of assets constituting less than all of the assets of a Person, the equivalent of financial statements with respect to such assets) to the extent available;

(F)                             The Administrative Agent shall prior to the proposed acquisition date have received a Compliance Certificate evidencing pro forma compliance with each of the financial covenants in Section 5.03;

(G)                           If such Proposed Target remains a separate Subsidiary, all action required of such Subsidiary and the Borrower Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition; and

(H)                           The consideration paid or payable in cash (including any earn-out or similar contingent consideration) in connection with such acquisition, when taken together with each other Permitted Acquisition consummated after the Closing Date shall not exceed $150,000,000 in the aggregate during the term of this Agreement; provided that with respect to any proposed Permitted Acquisition, so long as (x) the net income (determined in accordance with GAAP, consistently applied) of the Proposed Target of such Permitted Acquisition for the last twelve months ended for which financial statements are available as of closing of such acquisition is not less than zero and (y) the Total Leverage Ratio as of the date of, and after giving pro forma effect to, such proposed Permitted Acquisition is less than 2.00:1.00, then compliance with the $150,000,000 aggregate limitation in this clause (H) shall not be a condition to such proposed Permitted Acquisition.

(e)                               Investments.  None of the Borrower Parties shall make any Investment except for Investments in the following:

(i)                                   Investments by the Borrower Parties in deposit accounts and cash, and other Investments by the Borrower Parties in accordance with the Investment Policy;

(ii)                                Investments listed in Schedule 5.02(e) existing on the date of this Agreement;

(iii)                             (x) Investments by the Loan Parties in each other (including such Investments set forth on Schedule 5.02(e)); and (y) Investments (including any loans or advance, less any repayments or prepayments of such loans or advances) made by the Borrower Parties directly or indirectly in Foreign Subsidiaries from and after the Closing Date not exceeding $500,000,000 in the aggregate for all Foreign Subsidiaries;

(iv)                            Investments consisting of loans to employees, officers and directors in the ordinary course of business or for the purpose of purchase of the Borrower’s stock in an aggregate amount not exceeding $5,000,000 at any one time outstanding;

(v)                               Investments permitted by Section 5.02(d);

(vi)                            Investments received in connection with the settlement of a bona fide dispute with another Person after making reasonable efforts to collect cash in respect thereof;

(vii)                         Investments made by the Borrower Parties from and after the Closing Date in Joint Ventures not exceeding $10,000,000 in the aggregate;

(viii) Guaranty Obligations of any Borrower Party that are permitted by Section 5.02(a)(v);

(ix)                            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as operating, overhead or similar expenses of any Borrower Party for accounting purposes and that are made in the ordinary course of business;

(x)                               Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(xi)                            Investments in the form of Rate Contracts permitted under Section 5.02(l);

(xii)                         Investments of any Person existing at the time such Person becomes a Borrower Party or consolidates or merges with any Borrower Party (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Borrower Party or of such consolidation or merger;

(xiii)                      Investments resulting from pledges or deposits described in Section 5.02(b)(iv);

(xiv)                     Investments received in connection with the disposition of any asset permitted by Section 5.02(c);

(xv)                        receivables or other trade payables owing to any Borrower Party if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as such Borrower Party deems reasonable under the circumstances;

(xvi)                     Investments or other payments to the Borrower or any other Borrower Party permitted pursuant to Section 5.02(f); and

(xvii)                  other Investments by any Borrower Party in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such Investment), not exceeding in the aggregate for all such Investments at any time outstanding the sum of $5,000,000 plus any returns of capital, sale proceeds or other distributions actually received in cash in respect of any such Investments.

(f)                                  Distributions, Redemptions, Etc.  No Borrower Party shall reorganize, recapitalize or make any Distributions or set apart any sum for any such purpose except as follows:

(i)                                   Any Subsidiary of the Borrower may pay dividends on its Equity Securities to the Borrower or any intervening Subsidiary; and

(ii)                                So long as no Default or Event of Default has occurred and remains continuing or would result therefrom, the Borrower may make Distributions in an aggregate amount not exceeding $40,000,000 per fiscal year so long as after giving effect to each such proposed Distribution the Borrower is in pro forma compliance with the financial covenants set forth in Section 5.03; provided that up to 25% of unused amounts permitted for a fiscal year under this clause (f)(ii) may be carried over and used only in the immediately succeeding fiscal year.

(g)                               Change in Business.  No Borrower Party shall engage, either directly or indirectly through Affiliates, in any business other than the business of the Borrower as of the Closing Date and any business reasonably related, ancillary or complementary thereto or any reasonable extension or evolution of any of the foregoing.

(h)                               Payments of Indebtedness, Etc.  No Borrower Party shall prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof (i) any Indebtedness of any Borrower Party that is subordinated in right of payment to the Obligations expressly by its terms, (ii) if an Event of Default has occurred and is continuing, Indebtedness among the Borrower and any Borrower Party that is not a Loan Party) or (iii) make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness referenced in the foregoing clauses (i) or (ii) prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness.

(i)                                   ERISA.

(i)                                   No Borrower Party or any ERISA Affiliate shall (A) except in connection with a Permitted Acquisition, adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Borrower Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where, with respect to sub-clauses (A) through (G) of this clause(i), singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(ii)                                No Borrower Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where, with respect to sub-clauses (A) through (C) of this clause (ii), singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(j)                                  Transactions with Affiliates.  No Borrower Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Borrower Party) or engage in any other transaction with any Affiliate (other than any other Borrower Party or a transaction, when aggregated with any related series of transactions, has a value less than $500,000) except (i) upon terms taken as a whole at least as favorable to such Borrower Party as an arms-length transaction with unaffiliated Persons, (ii) loans or advances to employees, officers and directors (or their respective spouses or estates) permitted under Section 5.02(e)(iv), (iii) payroll, travel and similar advances to cover matters permitted under Section 5.02(e)(ix), (iv) the payment of reasonable fees to directors of any Borrower Party who are not employees of any Borrower Party, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of any Borrower Party in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors, (vi) employment and severance arrangements entered into in the ordinary course of business between any Borrower Party and any employee thereof, (vii) any Distributions or transactions permitted by Sections 5.02(c), (e) and (f), (ix) any payments permitted by Section 5.02(h) and (x) transactions pursuant to the agreements and arrangements listed on Schedule 5.02(j) (as the agreements and arrangements on such schedule may be (A) amended, supplemented, or otherwise modified from time to time so long as such amendments, supplements or modifications are not materially adverse to the interests of the Lenders as determined in good faith by the Borrower and reasonably acceptable to the Administrative Agent and (B) replaced from time to time so long as the material terms and provisions of any such replacement agreement or arrangement is no less favorable to the applicable Borrower Party and the Lenders, taken as a whole, than the arrangement or agreement being replaced).

(k)                              Accounting Changes.  Subject to the notice requirements set forth in Section 5.01(a)(ix), no Borrower Party shall change (i) its fiscal year (currently July through June) or (ii) its accounting practices except as may be permitted by GAAP.

(l)                                   Rate Contracts.  No Borrower Party shall enter into any Rate Contract other than Rate Contracts entered into in the ordinary course of business.

(m)                           Amendment of Material Documents.  No Borrower Party shall agree to amend, modify, supplement or replace any Material Document in a manner which could reasonably be expected to adversely affect the interests of the Administrative Agent and the Lenders in any material respect (as determined in good faith by the applicable Borrower Party and reasonably acceptable to the Administrative Agent).

(n)                               Restrictive Agreements.  No Borrower Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of assets from any Borrower Party to another Borrower Party or grant any Negative Pledge (other than Negative Pledges under the Credit Documents), except for:

(i)                                   any restriction, limitation or Negative Pledge in existence on the Closing Date;

(ii)                                restrictions or limitations or Negative Pledges imposed by any Requirement of Law;

(iii)                             restrictions or limitations or Negative Pledges that are applicable solely to any Foreign Subsidiary;

(iv)                            restrictions or limitations or Negative Pledges imposed on a Subsidiary and existing at the time it became a Subsidiary if such restrictions were not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by any Borrower Party, provided, however that in no event shall these restrictions, limitations or Negative Pledges restrict the ability of such Subsidiary that is a wholly-owned Subsidiary to (A) pay dividends or make any other Distribution on any Subsidiary’s Equity Securities owned by the Borrower or any other Subsidiary, (B) pay any Indebtedness owed to the Borrower or any other Subsidiary, (C) make loans or advances to the Borrower or any other Subsidiary, (D) transfer any of its Property to the Borrower or any other Subsidiary, or (E) guarantee the Obligations and/or grant Liens on its assets to the Administrative Agent;

(v)                               restrictions or limitations or Negative Pledges under any agreement, instrument or contract affecting any property at the time such property was acquired by any Borrower Party utilizing purchase money Indebtedness or Capital Lease obligations permitted under Section 5.02(a)(vii), so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition and for so long as such purchase money Indebtedness or Capital Lease obligations remain outstanding;

(vi)                            restrictions or limitations contained in any agreement, contract or instrument entered into in connection with any Permitted Lien that limit the right of the debtor to dispose of the assets subject to such Permitted Lien;

(vii)                         customary restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(viii)                      customary restrictions and conditions and Negative Pledges contained in agreements relating to the sale of any Borrower Party or any assets pending such sale; provided that such restrictions and conditions apply only to such Borrower Party or assets that is or are to be sold and such sale is permitted hereunder;

(ix)                            customary provisions in leases, licenses and other contracts restricting the assignment thereof or the subletting of the premises subject to any such lease;

(x)                               customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder; and

(xi)                            customary provisions in purchase money obligations for property acquired in the ordinary course of business, Capital Lease obligations, industrial revenue bonds or operating leases that impose encumbrances or restrictions on the property so acquired or covered thereby, restrictions on cash required by customers under contracts entered into in the ordinary course of business and joint venture agreements or other similar arrangements if such provisions apply only to the Person (and the Equity Securities in such Person) that is the subject thereof.

(o)                              Joint Ventures.  No Borrower Party shall enter into or maintain any interest in any Joint Venture unless (i) the aggregate Investment by the Borrower Parties in all Joint Ventures does not exceed the amount permitted by Section 5.02(e)(vii) and (ii) the business of the Joint Venture is a business in which the Borrower Parties are engaged on the Closing Date or a business reasonably related, complementary or ancillary thereto or any reasonable extension or evolution of any of the foregoing.

(p)                              Capital Expenditures.  The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Borrower Parties to exceed the amount set opposite the applicable fiscal year in the chart below; provided that up to 25% of unused amounts for a fiscal year may be carried over and expended only in the immediately succeeding fiscal year:

Fiscal Year	Maximum Capital Expenditures

2013	$200,000,000

2014	$175,000,000

2015	$175,000,000

Fiscal Year	Maximum Capital Expenditures

2016	$200,000,000

5.03.                Financial Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a)                               Total Leverage Ratio.  The Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than 2.50:1.00.

(b)                              Interest Coverage Ratio.  The Borrower shall not permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 4.00:1.00.

(c)                               Minimum Available Liquidity.  The Borrower shall not permit Available Liquidity at any time to be less than $200,000,000.

ARTICLE VI. EVENTS OF DEFAULT.

6.01.                Events of Default.  The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)                               Non-Payment.  Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty) or (ii) fail to pay within three (3) Business Days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including, to the extent not included in clause (i), the Guaranty); or

(b)                              Specific Defaults.  Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.02 or Section 5.03; or

(c)                               Other Defaults.  (i) Any default shall occur under the Guaranty and such default shall continue beyond any period of grace provided with respect thereto, if any; (ii) any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after written notice thereof from the Required Lenders or the Administrative Agent; or (iii) any Loan Party shall fail to perform any covenant, obligation, condition or agreement in any Lender Rate Contract and such failure shall continue beyond any period of grace provided with respect thereto; or

(d)                              Representations and Warranties.  Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Borrower Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative

Agent or any Lender to enter into this Agreement, shall be false, incorrect or misleading in any material respect (or if such representation, warranty, certificate, information or other statement (financial or otherwise) is qualified by materiality, in any respect) when made or furnished; or

(e)                               Cross-Default.  (i) Any Borrower Party shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the principal amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower Party (other than the Obligations) in an aggregate principal amount exceeding $10,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Borrower Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower Party (other than the Obligations) in an aggregate principal amount exceeding $10,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f)                                  Insolvency; Voluntary Proceedings.  Any Borrower Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) except for any Excluded Subsidiary and except as otherwise permitted by Section 5.02(d)(i), be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g)                               Involuntary Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Borrower Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Borrower Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h)                               Judgments.  (i) One or more judgments, orders, decrees or arbitration awards requiring any Borrower Party to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower) shall be rendered against any Borrower Party in connection with any single or related series of transactions, incidents or circumstances and the same shall not be released, satisfied, vacated, stayed or otherwise dismissed within sixty (60) days after the date on which it was rendered; (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Borrower Party with an aggregate value in excess of $10,000,000 and the same shall not be released, satisfied, stayed, vacated or otherwise dismissed within sixty (60) days after the date on which it was issued or levied; or (iii) any non-monetary judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied and the same shall not be released, satisfied, stayed, vacated or otherwise dismissed within sixty (60) days after the date on which it was rendered, issued or levied; or

(i)                                   Credit Documents.  Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect other than in accordance with its terms; or

(j)                                  ERISA.  Any ERISA Event which has resulted or could reasonably be expected to result in liability to any Borrower Party or that could reasonably be expected to have a Material Adverse Effect; or

(k)                              Change of Control.  Any Change of Control shall occur; or

(l)                                   Involuntary Dissolution or Split Up.  Any order, judgment or decree shall be entered against a Borrower Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(m)                           Guarantors.  Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(n)                               Designated Person.  Any Borrower Party shall become a Designated Person.

6.02.                Remedies.  At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (a) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts or Lender Bank Products)  payable by the Borrower to be immediately due and payable and require that the Borrower Cash Collateralize the Obligations in an amount equal to 103% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding .  Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to 103% of the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.  Notwithstanding anything to the contrary in the Credit Documents, all Cash Collateral pledged by the Borrower as contemplated by Sections 2.02 and 2.16(c)(iii), shall first be applied to reimburse the L/C Issuer in respect of any amounts that a Lender has failed to fund under Section 2.02(c), then to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below.

The proceeds of Cash Collateral (subject to the prior sentence) and all amounts received under the Guaranty shall be distributed by the Administrative Agent in the following order of priorities:

First, to the Administrative Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations), (ii) the Lender Rate Contract Counterparties in an amount equal to obligations owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement and (iii) to the Lender Bank Product Providers in an amount equal to any Guaranteed Obligations related to Lender Bank Products which are then unpaid;

Fourth, to the Lenders in an amount equal to any other Obligations and Guaranteed Obligations which are then unpaid; and

Finally, upon payment in full of all of the Obligations and Guaranteed Obligations, to the persons legally entitled thereto.

No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder or at law or in equity.

ARTICLE VII. ADMINISTRATIVE AGENT AND RELATIONS AMONG LENDERS.

7.01.                Appointment, Powers and Immunities.

(a)                               Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto.  For the avoidance of doubt, notwithstanding anything to the contrary herein or the other Credit Documents, the Administrative Agent is acting as administrative agent for the Lenders only and the Administrative Agent is not acting as administrative agent for any other Lender Parties; the Lender Parties (other than the Lenders) that are receiving the benefit of the Guaranty are receiving such benefit as an accommodation from the Administrative Agent in its capacity as agent for such Lender Parties under the Guaranty and the Administrative Agent shall have no liability whatsoever to such Lender Parties. The Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not, except to the extent expressly set forth in Section 8.04(h), require the consent of the Lead Arranger, in such capacity.  The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) or have any fiduciary duty to any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products).  Notwithstanding anything to the contrary contained herein the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rules.  Neither the Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by or with respect to any Borrower Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder.  The Administrative Agent may employ agents and attorneys-in-

fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Neither the Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct.  Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent in good faith deems advisable under the circumstances.

(b)                              The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02.                Reliance by the Administrative Agent.  The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any facsimile or e-mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care.  As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03.                Defaults.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”.  If the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders.  Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04.                Indemnification.  Without limiting the Obligations of the Borrower hereunder, each Lender agrees to indemnify the Administrative Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct.  The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05.                Non-Reliance.  Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Borrower Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement.  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Borrower Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Borrower Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Borrower Party which may come into the possession of the Administrative Agent or that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or any other Credit Document; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Borrower Party or any officer, employee or agent of any Borrower Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document or (iii) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

7.06.                Resignation of the Administrative Agent.  The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower and the Lenders.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent if a Default has occurred and is continuing.  Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day period even if no successor has been appointed.  If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent hereunder and under the other Credit Documents.  After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.  The successor Administrative Agent (or if there is no successor, one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

7.07.                Reserved.

7.08.                Performance of Conditions.  For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.

7.09.                The Administrative Agent in its Individual Capacity; Other Relationships.  The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Borrower Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder.  With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the

Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender.  The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

7.10.                Lender Rate Contracts/Lender Bank Products.  Each Lender on its own behalf on behalf of its Affiliates understands and agrees that counterparties to Lender Rate Contracts and Lender Bank Products will have the benefits of the Guaranty to the extent set forth therein.

7.11.                Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b)                  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.

ARTICLE VIII. MISCELLANEOUS.

8.01.                Notices.

(a)                               Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrower, any Lender or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrower or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number, e-mail address or address set forth below or, if to any Lender, at the e-mail address, address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number, e-mail address or address for any party as indicated in any notice given by that party to the other parties).  All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission or e-mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent,
the L/C Issuer and the
Swing Line Lender:	For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

Wells Fargo Bank, National Association
1525 W. W.T. Harris Blvd
MAC D1109-019
Charlotte, NC 28262
Attention: Syndication Agency Services
Tel. No. (704) 590-2716
Fax No. (704) 590-2782
E-mail: agencyservices.requests@wellsfargo.com

For all other notices:

Wells Fargo Bank, National Association
2030 Main Street, Suite 900
Irvine, CA 92614
Attention: Brian S. Weber
Tel. No. (949) 251-4117
Fax No. (949) 851-8159
E-mail. Brian.S.Weber@wellsfargo.com

The Borrower:	International Rectifier Corporation
101 N. Sepulveda Boulevard
El Segundo, CA 90245
Attn: Chief Financial Officer and General Counsel
Tel. No. (310) 726-8000

Fax No. (310) 726-8484
E-mail. idaskal1@irf.com; tbixler1@irf.com

with a copy to (which copy shall not constitute notice for any purpose of this Agreement or any other Credit Document):

Fried, Frank, Harris, Shriver & Jacobson LLP
801 17th Street, NW
Washington, D.C. 20006
Attention: Gus M. Atiyah, Esq.
Tel. No. (202) 639-7340
Fax No. (202) 639-7003
E-mail. gus.atiyah@friedfrank.com

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 10:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day.  In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent or any Lender to be made by telephone or facsimile, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

(b)                              The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any other Borrower Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as SyndTrak Online or a substantially similar electronic system (the “Platform”).  The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform.  The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s gross negligence or willful misconduct.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.  Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication.  Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

8.02.                Expenses.  The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all invoiced and reasonable fees and expenses, including reasonable syndication expenses, travel expenses, attorneys’, consultants’ and experts’ fees and expenses incurred by the Administrative Agent and Lead Arranger in connection with the syndication of the facility provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Credit Documents, (b) all reasonable fees and expenses of the Administrative Agent and Lead Arranger in connection with the use of any Platform and (c) all invoiced fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent, the Lead Arranger and the Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of the Administrative Agent’s, the Lead Arranger’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Borrower Party).  The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03.                Indemnification.  To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lead Arranger, the Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands, including in respect of or for attorneys’ fees and other expenses (but limited to one primary counsel for the Administrative Agent and the Lenders, collectively, unless any Indemnitee reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by such counsel not advisable), arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (i) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing or (iv) the use of any Platform and (b) reimburse each Indemnitee for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses (x) to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee or breach in bad faith of, or material breach of its funding obligations under, this Agreement by such Indemnitee, or (y) resulting from claims between or among Indemnitees which do not involve an act or omission by any Borrower Party or any affiliate thereof and which are not claims against any of the Lead Arranger, the L/C Issuer, the Swing Line Lender or the Administrative Agent in their respective capacities as such.  In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the holders of the Borrower’s Equity Securities, any creditor of the Borrower or an Indemnitee and whether not an Indemnitee is otherwise a party thereto.   No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee or breach in bad faith of, or material breach of its funding obligations under, this Agreement by such Indemnitee, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction.  The Borrower shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.  The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrower or its Affiliates or to their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct or breach in bad faith of, or material breach of its funding obligations under, this Agreement.  The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.  This Section 8.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages or related costs arising from any non-Tax claim.

8.04.                Waivers; Amendments.  Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the

Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders) or all of the Lenders if expressly required herein; provided, however, that:

(a)                               Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement (other than “Required Lenders”), (ii) increase the Total Revolving Loan Commitment (except as contemplated by Section 2.01(b)), (iii) extend the Maturity Date, (iv) reduce the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of the Lenders hereunder, (v) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Lenders, (vi) amend this Section 8.04 or Section 2.10, or (vii) increase the dollar amounts in Section 2.01(b), must be in writing and signed or approved in writing by all of the Lenders directly adversely affected thereby.

(b)                              Any amendment, waiver or consent which releases any Loan Party must be in writing and signed or approved in writing by all Lenders, except that (i) any such release in connection with a sale or other disposition of Property authorized by Section 5.02(c) may be executed by the Administrative Agent and shall not require the approval of any Lenders, (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders and (iii) any such release upon the sale, transfer or other disposition (including by merger or consolidation) of a Guarantor in a transaction expressly permitted by this Agreement may be executed by the Administrative Agent and shall not require the approval of any Lender Party;

(c)                               Any amendment, waiver or consent which would amend the definition of “Required Lenders” must be in writing and signed or approved in writing by all of the Lenders;

(d)                              Any amendment, waiver or consent which increases or decreases the Revolving Proportionate Share of any Lender must be in writing and signed by such Lender (other than any such document that implements the provisions of Section 2.01(b);

(e)                               Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(f)                                  Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(g)                               Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent;

(h)                               Any amendment, waiver or consent which affects the rights or obligations of the Lead Arranger under Section 8.02 or Section 8.03 must be in writing and signed by the Lead Arranger; and

(i)                                   Any amendment, waiver or consent which would amend the application of proceeds and amounts set forth in Section 6.02 must be in writing and signed or approved in writing by all Lenders and, to the extent not included therein, all Lender Rate Contract Counterparties and Lender Bank Product Providers that have provided the Administrative Agent with prior written notice of their status as such.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 8.04 shall apply equally to, and shall be binding upon, each of the Administrative Agent, and the Lenders.  Notwithstanding anything to the contrary herein, any Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the (i) Revolving Proportionate Share of such Defaulting Lender may not be increased, (ii) the Maturity Date may not be extended, and (iii) principal and interest owing to such Defaulting Lender may not be reduced, in each case without the consent of such Defaulting Lender.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder.  Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.  The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrower.

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans, L/C Advances, and participations in Swing Line Loans) for an amount equal to the principal balance of all Revolving Loans, L/C Advances and aggregate amounts funded under Section 2.03(c)(ii) in respect of Swing Line Loans, by the Non-Consenting Lender and all accrued interest and fees (including any amounts under Section 2.13 hereof, as though the assignment were a prepayment) with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee); provided that in the case of a Non-Consenting Lender that is a Defaulting Lender, the purchase price shall not include any amounts under Section 2.13 hereof.  In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.

In addition, notwithstanding the foregoing, (x) the Fee Letter may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract and agreement with respect to Lender Bank Products may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Credit Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.05.                Successors and Assigns.

(a)                               Binding Effect.  This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and each Lender.  Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b)                              Participations.  Any Lender may, without notice to or consent of the Borrower, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans); provided that notwithstanding the foregoing, without the prior written consent of all the Lenders, no Participant shall be a Borrower Party or an Affiliate of a Borrower Party.  In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a)(i), (iv) or (vii) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder.  The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b).  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.12(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.05(c); provided that such Participant (A) agrees to be subject to the provisions of Section 2.15 as if it were an assignee under Section 8.05(c); and (B) shall not be entitled to receive any greater payment under Section 2.11 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15 with respect to any Participant.  Each Lender that sells a participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents shall, acting solely for U.S. federal income tax purposes as the agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans, Note, Commitment or other obligations under this Agreement and the other Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that the Commitment, Loan, Note or other obligation under this Agreement and the other Credit Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement and the other Credit Documents notwithstanding any notice to the contrary.

(c)                               Assignments.  Any Lender may, at any time, sell and assign to any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit G (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i)                             The consent of the L/C Issuer and Swing Line Lender shall be required for any assignment of all or any portion of a Revolving Loan Commitment;

(ii)                                Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder; provided that the Borrower shall be deemed to have consented to any such Assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof;

(iii)                             Without the written consent of (1) the Administrative Agent and (2) if no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed) (provided that the Borrower shall be deemed to have consented to any such Assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof), no Lender may make any Assignment to any Assignee Lender (I) that is less than Five Million Dollars ($5,000,000) in the aggregate or (II)  if, after giving effect to such Assignment, the Revolving Loan Commitment or Loans of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Loans to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by clause (ii) above and clause (iv) below); and

(iv)                            Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement; provided further, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents.  On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Lender thereunder, a new Revolving Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it).  Each such new Revolving Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby.  The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”.  Each Assignee Lender shall, within three (3) Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent the tax documentation required pursuant to Section 2.12(e).

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Wells Fargo may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days’ notice to the Borrower, terminate the Swing Line.  In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be.  Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)).  If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the

Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Proportionate Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Governmental Rules without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d)                              Register.  The Administrative Agent, as agent of the Borrower, shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment or Loans (and any stated interest thereon) of each Lender from time to time.  The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)                               Registration.  Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.  The Administrative Agent may, from time to time at its election, prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and respective Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.01(b)).

(f)                                  Confidentiality.  Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Borrower Parties to each other or to any potential Participant or Assignee Lender.

(g)                               Pledges to Federal Reserve Banks; Other Pledges of Notes.  Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank.  No such assignment shall relieve the assigning Lender from its obligations under this

Agreement and the other Credit Documents.  In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h)                               True Sale.  All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140.  Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

(i)                                   Additional Forms.  If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrower and each Lender shall prepare, execute and deliver a completed Form U-1 (or Form G-3, as applicable) for each Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

8.06.                Setoffs By Lenders.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against the Obligations any amount owing from such Lender to the Borrower; provided, however, that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The aforesaid right of setoff may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff may not have been exercised by such Lender at any prior time.  Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

8.07.                No Third Party Rights.  Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.  Notwithstanding the foregoing, nothing in this Section shall limit the benefits provided to the Lender Parties under the Credit Documents.

8.08.                Partial Invalidity.  If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09.                Jury Trial.  EACH OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10.                Confidentiality.  None of the Administrative Agent, the Lead Arranger or any Lender shall disclose to any Person any Confidential Information, except that the Administrative Agent, the Lead Arranger and any Lender may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to the Administrative Agent, the Lead Arranger or any other Lender; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to the Administrative Agent, the Lead Arranger or any Lender; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over the Administrative Agent, the Lead Arranger or such Lender (including as required in connection with pledges and assignments permitted under Section 8.05(g)); (e) if required in response to any summons or subpoena; provided that, to the extent permitted by applicable law, the Administrative Agent, the Lead Arranger or the applicable Lender, as the case may be, shall use reasonable efforts to provide the Borrower with notice thereof and a reasonable opportunity to object prior to disclosure; provided, further, that any failure to provide such notice to the Borrower shall not affect the rights of the Administrative Agent and the Lenders under the Credit Documents or the obligations of the Loan Parties under the Credit Documents; (f) in connection with any enforcement by the Administrative Agent, the Lead Arranger or the Lenders of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to the Administrative Agent, the Lead Arranger or such Lender; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of the applicable Borrower Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents.  Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (x) the Confidential Information may include material non-public information concerning any Borrower Party and (y) it has developed compliance procedures to comply with applicable law regarding the use of material non-public information.  Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11.    Counterparts.  This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.  Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

8.12.    Consent to Jurisdiction.  Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts.  Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law.  Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction.  The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit.  Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13.    Relationship of Parties.  The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders.  None of the Lenders, the Lead Arranger or the

Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders, the Lead Arranger or the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates.  The Lenders, the Lead Arranger and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrower or any of its Affiliates.  The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender, the Lead Arranger or the Administrative Agent in connection with such matters is solely for the protection of the Lenders, the Lead Arranger and the Administrative Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

8.14.    Reserved.

8.15.    Waiver of Punitive Damages.  Notwithstanding anything to the contrary contained in this Agreement, the Borrower hereby agrees that it shall not seek from the Lenders or the Administrative Agent punitive, exemplary, indirect, special or consequential damages under any theory of liability.

8.16.    Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17.    Clarification.  Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

8.18.    Release of Guarantors.  A Guarantor shall be automatically released from its obligations under this Agreement and each of the other Credit Documents in the event that all the Capital Stock of such Guarantor shall be sold or otherwise disposed of (including by merger or consolidation) in a sale or other disposition permitted by this Agreement or otherwise consented to by the Required Lenders.  In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver such documents or instruments as may be necessary to evidence the release and discharge of such Guarantor’s obligations under this Agreement and each of the other Credit Documents.

[The first signature page follows]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

INTERNATIONAL RECTIFIER
CORPORATION,
a Delaware corporation

By:	/s/ Ilan Daskal
Name: Ilan Daskal
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO CREDIT AGREEMENT (IRF)

ADMINISTRATIVE AGENT, L/C ISSUER AND SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Brian S. Weber
Name: Brian S. Weber
Title: Senior Vice President

THE LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Brian S. Weber
Name: Brian S. Weber
Title: Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT (IRF)

JPMORGAN CHASE BANK, N.A.

By:	/s/ Anna C. Araya
Name:	Anna C. Araya
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT (IRF)

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Kathryn E. Benjamin
Name:	Kathryn E. Benjamin
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT (IRF)

BANK OF THE WEST

By:	/s/ Brock Mullins
Name:	Brock Mullins
Title:	VP

SIGNATURE PAGE TO CREDIT AGREEMENT (IRF)

SCHEDULE I

THE LENDERS

Part A

LENDER	REVOLVING LOAN COMMITMENT	REVOLVING PROPORTIONATE SHARE

Wells Fargo Bank, National Association	$37,500,000	37.50000000%

JPMorgan Chase Bank, N.A.	$25,000,000	25.00000000%

HSBC Bank USA, National Association	$22,500,000	22.50000000%

Bank of the West	$15,000,000	15.00000000%

TOTAL	$100,000,000	100%

1

Part B

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

Notices:

Wells Fargo Bank, National Association

2030 Main Street, Suite 900

Irvine, CA 92614

Attention:  Brian S. Weber

Tel. No.  (949) 251-4117

Fax No.  (949) 851-8159

E-mail.  Brian.S.Weber@wellsfargo.com

Domestic and Euro-Dollar Lending Office:

Wells Fargo Bank, National Association

1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262

Attention:  Syndication Agency Services

Tel. No.  (704) 590-2716

Fax No.  (704) 590-2782

E-mail:  agencyservices.requests@wellsfargo.com

JPMORGAN CHASE BANK, N.A.

as a Lender

Notices:

JPMorgan Chase Bank, N.A.
3 Park Plaza, Suite 900
Irvine, California  92614

Attention:  Anna Araya

Tel. No.  (949) 471-1979

Fax No.  (310) 975-1353

E-mail.  anna.c.araya@jpmorgan.com

2

Domestic and Euro-Dollar Lending Office:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor 7

Chicago, Illinois  60603

Attention:  Non-Agented Servicing Team

Tel. No.  (312) 385-7072

Fax No.  (312) 256-2608

E-mail:  cls.chicago.non.agented.servicing@chase.com

HSBC BANK USA, NATIONAL ASSOCIATION

as a Lender

Notices:

HSBC Bank USA, National Association
660 S. Figueroa Street, Suite 800
Los Angeles, California  90017

Attention:  Kathryn Benjamin

Tel. No.  (213) 553-8007

Fax No.  (213) 553-8056

E-mail.  Kathryn.e.benjamin@us.hsbc.com

Domestic and Euro-Dollar Lending Office:

HSBC Bank USA, National Association

Attention:	Shoba Rani Vutukur
Fax No.	(917) 229-0974
[All notices must be faxed]

BANK OF THE WEST

as a Lender

Notices:

Bank of the West

300 S. Grand Avenue, SC-CAL-05-L

Los Angeles, California 90071

Attention:  Brock Mullins

Tel. No.  (213) 972-0664

Fax No.  (213) 972-0650

E-mail.  brock.mullins@bankofthewest.com

3

Domestic and Euro-Dollar Lending Office:

Bank of the West

1977 Saturn Street, SC-MPK-03-C

Monterey Park, California 91755

Attention:  Sandra Fox

Tel. No.  (323) 727-3065

Fax No.  (323) 727-3099

E-mail:  Sandra.fox@bankofthewest.com

4

SCHEDULE 3.01

Conditions Precedent

(a)        Principal Credit Documents.

(i)         This Agreement, duly executed by the Borrower, each Lender and the Administrative Agent;

(ii)        A Revolving Loan Note payable to each Lender, each duly executed by the Borrower;

(iii)       A Swing Loan Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrower; and

(iv)       The Guaranty, duly executed by each Guarantor.

(b)        Borrower Organizational Documents.

(i)         The certificate of incorporation of the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware;

(ii)        A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the certificate of incorporation and bylaws of the Borrower as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents executed or to be executed by the Borrower and the consummation of the transactions contemplated hereby and thereby; (C) there are no proceedings for the dissolution or liquidation of the Borrower; and (D) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower;

(iii)       Certificates of good standing (or comparable certificates) for the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of Delaware and each state in which the Borrower is qualified to do business; provided that, with respect to states in which the Borrower is qualified to do business (other than the State of Delaware), if the failure to be in good standing in any such state, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no such certificate shall be required to be delivered; and

(iv)       To the extent available from such jurisdiction, certificates of the Franchise Tax Board, Secretary of State or comparable official of the same states referenced in clause (iii) above for the Borrower, dated as of a date close to the Closing Date, stating that the Borrower is in good tax standing under the laws of such states; provided that, with respect to states in which the Borrower is qualified to do business (other than the State of Delaware), if the failure to be in good tax standing in any such state, individually or in the aggregate, could not

1

reasonably be expected to have a Material Adverse Effect, no such certificate shall be required to be delivered.

(c)        Guarantor Organizational Documents.

(i)         The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation and state in which such Guarantor is qualified to do business; provided that, with respect to states in which such Guarantor is qualified to do business (other than its state of incorporation or formation), if the failure to be in good standing in any such state, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no such certificate shall be required to be delivered;

(ii)        To the extent available from such jurisdiction, certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of incorporation or formation of each Guarantor and each state in which such Guarantor is qualified to do business, dated as of a date close to the Closing Date, stating that such Guarantor is in good tax standing under the laws of such states; provided that, with respect to states in which such Guarantor is qualified to do business (other than its state of incorporation or formation), if the failure to be in good tax standing in any such state, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, no such certificate shall be required to be delivered; and

(iii)       A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document and the bylaws, partnership agreement, limited liability company agreement, operating agreement or comparable document of such Guarantor as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Guarantor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of the Credit Documents to be executed by such Guarantor and the consummation of the transactions contemplated thereby; (C) there are no proceedings for the dissolution or liquidation of such Guarantor; and (D) certifying the incumbency, signatures and authority of the officers of such Guarantor authorized to execute, deliver and perform the Credit Documents to be executed by such Guarantor.

(d)        Financial Statements, Financial Condition, Etc.

(i)         A copy of the audited Financial Statements of the Borrower for fiscal years 2010 through 2012 (prepared on a consolidated basis), each with an unqualified opinion from Ernst & Young LLP; and

2

(ii)        a Compliance Certificate setting forth calculations as of the Closing Date after giving pro forma effect to any Loans and L/C Obligations on the Closing Date.

(e)        Opinion.  A favorable written opinion from Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Borrower and the Guarantors dated the Closing Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, covering such legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.

(f)         Other Items.

(i)         Due diligence satisfactory to the Administrative Agent and the Lenders shall have been completed (including, without limitation, corporate/company documentation, ownership and organizational structure);

(ii)        The flow of funds, terms and amounts of any intercompany loans and management of the Borrower Parties shall be reasonably satisfactory to Administrative Agent;

(iii)       A certificate of the chief financial officer of the Borrower, addressed to the Administrative Agent and dated the Closing Date, certifying that:

(A)       The representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such specified date);

(B)       The Borrower Parties are Solvent on a consolidated basis and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent on a consolidated basis;

(C)       No Default has occurred and is continuing as of such date after giving effect to any Loans and L/C Obligations on such date; and

(D)       Each Borrower Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to have been obtained prior to the Closing Date in connection with the transactions herein and the continued operation of the business conducted by the Borrower Parties in substantially the same manner as conducted prior to the Closing Date.  Each such Governmental Authorization or consent is in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not have a Material Adverse Effect.  All applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose

3

adverse conditions on the transactions contemplated by the Credit Documents.  No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing is pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion has expired;

(iv)       To the extent not included in clause (b) or (c) above, a certified copy of each of the Material Documents of the Borrower and each Guarantor (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof);

(v)        Each Loan Party has provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act; and

(vi)       All reasonable and invoiced fees and expenses payable to the Administrative Agent and the Lenders on or prior to the Closing Date (including all fees payable to the Administrative Agent pursuant to the Fee Letter and fees and expenses of counsel to the Administrative Agent).

4

EXHIBIT A

NOTICE OF LOAN BORROWING

[                ]. 20

Wells Fargo Bank, National Association

1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262

Attention:  Syndication Agency Services

Tel. No.  (704) 590-2716

Fax No.  (704) 590-2782

E-mail:  agencyservices.requests@wellsfargo.com

1.         Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.         Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower hereby irrevocably requests a Revolving Loan Borrowing upon the following terms:

(a)        The principal amount of the requested Borrowing is to be $                    ;

(b)        The requested Revolving Loan Borrowing is to consist of [Base Rate Loans] [LIBOR Loans];

(c)        If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be                   1 month[s]; and

(d)        The date of the requested Borrowing is to be                     ,         .

3.         The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Loan Borrowing and after giving effect to the requested Borrowing:

(a)        The representations and warranties of or with respect to the Borrower Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as if made on such date (except for representations and warranties expressly made

1Select one (1), two (2), three (3) or six (6) months (or nine (9) or twelve (12) months if agreed to by all of the Lenders).

as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as of such specified date);

(b)        No Default has occurred and is continuing or will result from the requested Borrowing; and

(c)        The Total Leverage Ratio as of the date of, and after giving effect to, the requested Borrowing is                         :1:00, which is less than or equal to 2.50:1.00.  The Total Leverage Ratio was calculated as follows:

(i) Total Funded Debt after giving effect to the requested Borrowing is $

(ii) the lesser of (x) $4,000,000 and (y) the aggregate amount of obligations of the Borrower Parties with respect to undrawn letters of credit is $

(iii) the lesser of (x) $3,000,000 and (y) the aggregate amount of Contingent Obligations attributable to the acquisition of CHiL Semiconductor Corporation is $

(iv) EBITDA for the most recently ended four quarter period is $

Total Leverage Ratio [(i) – (ii) – (iii)] to [(iv)]

=         :

[(d)     Attached hereto is a stamped copy of the UCC-3 termination statement filed with the Delaware Secretary of State, evidencing the termination of the UCC Financing Statement #41709239.]2

4.         Please disburse the proceeds of the requested Borrowing to:

2 Include only in the case of the initial Borrowing occurring after January 15, 2013 (unless previously delivered to the Administrative Agent).

IN WITNESS WHEREOF, the Borrower has executed this Notice of Loan Borrowing on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT B

NOTICE OF CONVERSION

[                ]. 20

Wells Fargo Bank, National Association

1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262

Attention:  Syndication Agency Services

Tel. No.  (704) 590-2716

Fax No.  (704) 590-2782

E-mail:  agencyservices.requests@wellsfargo.com

1.         Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.         Pursuant to Section 2.01(e) of the Credit Agreement, the Borrower hereby irrevocably requests to convert a Revolving Loan Borrowing as follows:

(a)        The Revolving Loan Borrowing to be converted consists of [Base Rate Loans] [LIBOR Loans] in the aggregate principal amount of $                     which were initially advanced to the Borrower on                     ,         ;

(b)        Such Borrowing is to be converted into a Borrowing consisting of the following Type(s), amount(s) and, for each LIBOR Loan, Interest Period:

Type	Amount	Interest Period

The Loans in the Borrowing are to be converted into [Base Rate Loans] [LIBOR Loans], as applicable;

(c)        If such Loans are to be converted into LIBOR Loans, the initial Interest Period for such Loans commencing upon conversion will be                     3 month[s]; and

(d)        The date of the requested conversion is to be                     ,         .

3.         The Borrower hereby certifies, for each conversion of a Revolving Loan Borrowing consisting of Base Rate Loans to LIBOR Loans, to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion, no Event of Default has occurred and is continuing or will result from such requested conversion.

3 Select one (1), two (2), three (3) or six (6) months (or nine (9) or twelve (12) months if agreed to by all of the Lenders).

IN WITNESS WHEREOF, the Borrower has executed this Notice of Conversion on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

NOTICE OF INTEREST PERIOD SELECTION

[                ]. 20

Wells Fargo Bank, National Association

1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262

Attention:  Syndication Agency Services

Tel. No.  (704) 590-2716

Fax No.  (704) 590-2782

E-mail:  agencyservices.requests@wellsfargo.com

1.         Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.         Pursuant to Section 2.01(f) of the Credit Agreement, the Borrower hereby irrevocably selects a new Interest Period for a Revolving Loan Borrowing as follows:

(a)        The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Loans in the aggregate principal amount of $                     which were initially [advanced to] [converted by] the Borrower on                     ,         ;

(b)        The last day of the current Interest Period for such Loans is                       ,         ; and

(c)        The next Interest Period for such Loans commencing upon the last day of the current Interest Period is to be                   4 month[s].

3.         The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Interest Period Selection, and after giving effect to the requested selection, no Event of Default has occurred and is continuing or will result from such requested selection.

4Select one (1), two (2), three (3) or six (6) months (or nine (9) or twelve (12) months if agreed to by all of the Lenders).

C-1

IN WITNESS WHEREOF, the Borrower has executed this Notice of Interest Period Selection on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

C-2

EXHIBIT D

NOTICE OF SWING LOAN BORROWING

[                ]. 20

Wells Fargo Bank, National Association

1525 W. W.T. Harris Blvd

MAC D1109-019

Charlotte, NC 28262

Attention:  Syndication Agency Services

Tel. No.  (704) 590-2716

Fax No.  (704) 590-2782

E-mail:  agencyservices.requests@wellsfargo.com

1.         Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.         Pursuant to Section 2.03(b) of the Credit Agreement, the Borrower hereby irrevocably requests the Swing Loan Borrowing upon the following terms:

(a)        The principal amount of the Swing Loan Borrowing is to be $                    ; and

(b)        The date of the Swing Loan Borrowing is to be                     ,         .

3.         The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Swing Loan Borrowing and after giving effect to the Swing Loan Borrowing:

(a)        The representations and warranties of or with respect to the Borrower Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true and correct in all respects) as of such specified date);

(b)        No Default has occurred and is continuing or will result from the requested Borrowing; and

(c)  The Total Leverage Ratio as of the date of, and after giving effect to, the requested Borrowing is                         :1:00, which is less than or equal to 2.50:1.00.  The Total Leverage Ratio was calculated as follows:

(i) Total Funded Debt after giving effect to the requested Borrowing is $

(ii) the lesser of (x) $4,000,000 and (y) the aggregate amount of obligations of the Borrower Parties with respect to undrawn letters of credit is $

(iii) the lesser of (x) $3,000,000 and (y) the aggregate amount of Contingent Obligations attributable to the acquisition of CHiL Semiconductor Corporation is $

(iv) EBITDA for the most recently ended four quarter period is $

Total Leverage Ratio [(i) – (ii) – (iii)] to [(iv)]

 =         :

[(d)  Attached hereto is a stamped copy of the UCC-3 termination statement filed with the Delaware Secretary of State, evidencing the termination of the UCC Financing Statement #41709239.]5

4.         Please disburse the proceeds of the Swing Loan Borrowing to:

5 Include only in the case of the initial Borrowing occurring after January 15, 2012 (unless previously delivered to the Administrative Agent).

IN WITNESS WHEREOF, the Borrower has executed this Notice of Swing Loan Borrowing on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT E

REVOLVING LOAN NOTE

$	, 20

FOR VALUE RECEIVED, INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Borrower”) hereby promises to pay to                                        (the “Lender”), the principal sum of                                                        DOLLARS ($                  ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of October 25, 2012, among the Borrower, the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as Swing Line Lender and as L/C Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This Note is one of the Revolving Loan Notes referred to in the Credit Agreement.  This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein.  Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

IN WITNESS WHEREOF, the Borrower has executed this Revolving Loan Note on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F

SWING LOAN NOTE

$25,000,000.00	, 20

FOR VALUE RECEIVED, INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation (the “Borrower”) hereby promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), the principal sum of TWENTY FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of October 25, 2012 among the Borrower, the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as Swing Line Lender and as L/C Issuer (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This Note is the Swing Loan Note referred to in that certain Credit Agreement.  This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein.  Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

The Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

F-1

IN WITNESS WHEREOF, the Borrower has executed this Swing Loan Note on the date first set forth above.

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

F-2

EXHIBIT G

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

(1)        The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and

(2)        The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).

RECITALS

A.        Assignor Lender is one of the Lenders which is a party to the Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.

B.         Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.

AGREEMENT

Now, therefore, the parties hereto hereby agree as follows:

1.         Definitions.  Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

2.         Sale and Assignment.  On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment and corresponding Revolving Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto.  Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.  Each such sale, assignment and delegation is without recourse to the Assignor Lender.

3.         Assignment Effective Notice.  Upon (a) receipt by the Administrative Agent of counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrower and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will (i) transmit to the Borrower, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”) and (ii) transmit to the Borrower any documentation provided to the Administrative Agent by Assignee Lender pursuant to Section 7(b) below.

4.         Assignment Effective Date.  At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares purchased by Assignee Lender hereunder.  Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares as described in Section 2 hereof shall become effective.

5.         Payments After the Assignment Effective Date.  Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

(a)        All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

(b)        All interest, fees and other amounts accrued after the Assignment Effective Date with respect to the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor the Borrower shall have any responsibility to effect or carry out such separate arrangements.

6.         Delivery of Notes.  On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender.  On or prior to the Assignment Effective Date, if requested, the Borrower will deliver to the

Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments (as adjusted pursuant to this Assignment Agreement).  As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date.  Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to the Borrower the superseded Notes payable to Assignor Lender, marked “Replaced.”

7.         Delivery of Copies of Credit Documents, etc.  Concurrently with the execution and delivery hereof, (a) Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement and (b) Assignee Lender will provide to the Administrative Agent any documentation required to be delivered by Assignee Lender pursuant to the terms of the Credit Agreement (including, without limitation, the documentation required by Section 2.12(e) of the Credit Agreement), duly completed and executed by Assignee Lender.

8.         Further Assurances.  Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

9.         Further Representations, Warranties and Covenants.  Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent and the Lenders as follows:

(a)        Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished.

(b)        Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

(c)        Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

(d)        Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

(e)        Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.

(f)         Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

(g)        Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.

10.       Effect of this Assignment Agreement.  On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

11.       Miscellaneous.  This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.  Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

, as
Assignor Lender

By:
Name:
Title:

, as an
Assignee Lender

By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED BY:

INTERNATIONAL RECTIFIER CORPORATION,
a Delaware corporation

By:
Name:
Title:

CONSENTED TO, ACKNOWLEDGED BY, AND ACCEPTED FOR RECORDATION IN REGISTER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

ATTACHMENT 1

TO ASSIGNMENT AGREEMENT

NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS AND REVOLVING PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER

AND ASSIGNMENT EFFECTIVE DATE

                                   , 20

A.	ASSIGNOR LENDER	Column 1 Revolving Loan Commitment and Revolving Proportionate Shares Transferred[1,2]	Column 2 Revolving Loan Commitment and Revolving Proportionate Shares After Assignment[1]
		$	$
		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.:
Telecopier No.:

Wiring Instructions:

1 To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

2 Revolving Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

B.	ASSIGNEE LENDER	Column 1 Revolving Loan Commitment and Revolving Proportionate Shares Transferred[1,2]	Column 2 Revolving Loan Commitment and Revolving Proportionate Shares After Assignment[1]
		$	$
		%	%

Applicable Lending Office:

Address for Notices:

Telephone No.:
Telecopier No.:

Wiring Instructions:

C.	ASSIGNMENT EFFECTIVE DATE:
,20

1 To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.

2 Revolving Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

ATTACHMENT 2

TO ASSIGNMENT AGREEMENT

FORM OF

ASSIGNMENT EFFECTIVE NOTICE

Reference is made to that certain Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Rectifier Corporation, a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  The Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto.  Terms defined in such Assignment Agreement are used herein as therein defined.

1.         Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be                     .

2.         Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

3.         Pursuant to such Assignment Agreement and the Credit Agreement, the Borrower is required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated                                    [Insert appropriate date]:

[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by Assignor Lender and/or Assignee Lender.]

4.         Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

EXHIBIT H

COMPLIANCE CERTIFICATE

(See attached)

H-1

EXHIBIT I

NON-BANK CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) International Rectifier Corporation, a Delaware corporation (the “Borrower”); (2) each of the financial institutions party thereto from time to time (the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Swing Line Lender and as L/C Issuer.  Pursuant to the provisions of Section 2.12(e) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (“IRC”), a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC.  The undersigned shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF FINANCIAL INSTITUTION]

By:
Name:
Title:

I-1